SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.             )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

DANKA BUSINESS SYSTEMS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No:

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(4)	Date Filed:

DANKA BUSINESS SYSTEMS PLC

Masters House, 107 Hammersmith Road

London W14 0QH England

(Registered in England No. 1101386)

November 5, 2004

To holders of ordinary shares, convertible participating shares and American depositary shares of Danka Business Systems PLC and, for informational purposes only, to holders of options to acquire ordinary shares and holders of options to acquire American depositary shares.

Dear Fellow Shareholder:

You are cordially invited to attend our 2004 annual general meeting. The meeting will be held on Tuesday, December 7, 2004 at 2 p.m. (London time) at the Office of Weber Shandwick Square Mile, Fox Court, 14 Gray’s Inn Road, London WC1X 8WS. The notice of annual general meeting and the proxy statement on the following pages describe the formal business of the meeting, which includes resolutions proposing: (1), (2), (3) and (4) re-election of directors; (5) re-appointment of auditors; (6) authorizations for our directors to allot equity securities; (7) authorizations to disapply pre-emptive rights; (8) authorizations for our directors to allot equity securities relating to our convertible participating shares, (9) authorizations to disapply pre-emptive rights relating to our convertible participating shares and (10) approval of the directors’ remuneration report for the year ended 31st March, 2004. We will also report on Danka’s progress and comment on matters of current interest.

Your directors believe that the resolutions to be proposed at the meeting are in the best interests of Danka and its shareholders and unanimously recommend that shareholders vote in favor of all of the resolutions. You will notice that these proxy materials are very comprehensive because we must comply with securities law requirements in both the United Kingdom and the United States.

It is important that holders of our ordinary shares and our convertible participating shares be represented at the meeting. We ask that ordinary shareholders promptly sign, date and return the enclosed white proxy card to arrive at our registrars, Computershare Investor Services PLC, not later than 2 p.m. (London time) on December 5, 2004 even if you plan to attend the meeting. Convertible participating shareholders should promptly sign, date and return the enclosed pink proxy card to arrive at our registered office at the address set out above, not later than 2 p.m. (London time) on December 5, 2004 even if you plan to attend the meeting. Returning your proxy card will not prevent you from voting your shares in person at the meeting if you are present and choose to do so. Ordinary shares represented by American depositary shares will be voted by The Bank of New York as depositary for our American depositary shares pursuant to instructions received from holders of American depositary shares. If you hold American depositary shares, we ask that you promptly sign, date and return the voting instructional form in the enclosed envelope provided by the depositary, and otherwise follow the special voting instructions provided by the depositary. The voting instructional form must be returned to the depositary not later than 5:00 p.m. (Eastern Time) on November 30, 2004. If you hold American depositary shares, you cannot vote them at the meeting, nor may you grant a proxy to vote your shares other than by completing and returning the voting instructional form provided in your proxy materials.

You may also read the notice of annual general meeting on the Internet at www.danka.com/ AnnualGeneralMeeting.asp.

Sincerely,

P. Lang Lowrey, III Chairman

This proxy statement and related materials are being distributed on or about November 5, 2004.

DANKA BUSINESS SYSTEMS PLC

(Registered in England No. 1101386)

NOTICE OF ANNUAL GENERAL MEETING

Tuesday, December 7, 2004

Notice is hereby given that the 2004 Annual General Meeting (the “Meeting”) of Danka Business Systems PLC (the “Company”) will be held at the Office of Weber Shandwick Square Mile, Fox Court, 14 Gray’s Inn Road, London WC1X 8WS, on Tuesday, December 7, 2004 at 2 p.m. (London time) for the following purposes:

Agenda

To consider and, if thought fit, approve the following ordinary resolutions:

1.  THAT Todd L. Mavis, who was appointed as a Director by the Board of Directors since the 2003 Annual General Meeting and whose appointment expires at the 2004 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

2.  THAT Erik Vonk, who was appointed as a Director by the Board of Directors since the 2003 Annual General Meeting and whose appointment expires at the 2004 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

3.  THAT P. Lang Lowrey, III, whose term as a Director expires at the 2004 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

4.  THAT Michael B. Gifford, whose term as a Director expires at the 2004 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

5.  THAT Ernst & Young LLP, Registered Auditor, be and are hereby re-appointed to serve as the Company’s Auditors until the conclusion of the 2005 Annual General Meeting, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and is hereby authorized to fix the Auditors’ remuneration.

Special Business:    To consider and, if thought fit, approve the following ordinary resolution:

6.  THAT, in place of all subsisting authorities, the Board of Directors be and is hereby generally and unconditionally authorized, pursuant to section 80 of the Companies Act 1985, as amended by the Companies Act 1989 (the “Companies Act”), to exercise all powers of the Company to allot relevant securities (within the meaning of Section 80 of the Companies Act) up to an aggregate nominal amount of £1,048,759 (representing approximately thirty three and one-third percent (33 1/3%) of the issued ordinary share capital of the Company as of September 15, 2004), for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date of the 2005 Annual General Meeting of the Company, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after expiry of this authority, and the Board of Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

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Special Business:    To consider and, if thought fit, approve the following special resolution:

7.  THAT, subject to the passing of the resolution numbered 6 and in place of all subsisting powers, the Board of Directors be and is hereby generally empowered pursuant to section 95 of the Companies Act 1985 (as amended by the Companies Act 1989) (the “Companies Act”) to allot equity securities (within the meaning of sections 94(2) to 94(3A) of the Companies Act), for cash pursuant to the general authority conferred by the resolution numbered 6 above as if section 89(1) of the Companies Act did not apply to such allotment, provided that this power shall:

(i)  expire on the date of the 2005 Annual General Meeting of the Company, save that the Board of Directors may allot equity securities under this authority after the expiry thereof pursuant to any offer or agreement made by the Company on or before such expiry date pursuant to this authority as if such authority had not expired; and

(ii)  be limited to the allotment of equity securities:

(a)  in connection with a rights issue or other pre-emptive offer concerning equity securities in the Company where it is, in the opinion of the Board of Directors, necessary or expedient to allot equity securities otherwise than in accordance with section 89 of the Companies Act by reason of the rights attached to any shares or securities of the Company or in relation to fractional entitlements or legal or practical problems under the laws of or the requirements of any recognized regulatory body or stock exchange in any territory; or

(b)  pursuant to the terms of any stock option plan or share option scheme or other plan for employees and/or executive or non-executive Directors approved by the Company in a general meeting, up to an aggregate nominal value of £157,313; or

(c)  otherwise than pursuant to sub-paragraphs (a) and (b) above, up to an aggregate nominal value not exceeding £629,255.

Special Business:    To consider and, if thought fit, approve the following ordinary resolution:

8.  THAT, in addition to the authority conferred by the resolution numbered 6 but in place of all other subsisting authorities, the Board of Directors be and is hereby generally and unconditionally authorized, pursuant to section 80 of the Companies Act 1985 (as amended by the Companies Act 1989) (the “Companies Act”) to exercise all the powers of the Company to allot relevant securities (within the meaning of section 80 of the Companies Act) up to an aggregate nominal amount of US$110,000 and £1,625,000 for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) five (5) years after the date on which this resolution is passed, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after expiry of this authority, and the Board may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

Special Business:    To consider and, if thought fit, approve the following special resolution:

9.  THAT, subject to the passing of the resolution numbered 8 and in addition to the power conferred by the resolution numbered 7 but in place of all other subsisting powers, the Board of Directors be and is hereby generally empowered pursuant to section 95 of the Companies Act 1985 (as amended by the Companies Act 1989) (the “Companies Act”) to allot equity securities (within the meaning of sections 94(2) to 94(3A) of the Companies Act) for cash, pursuant to the general authority conferred by the resolution numbered 8 above as if section 89(1) of the Companies Act did not apply to the allotment, provided that this power:

(i)  shall expire when the authority conferred by resolution numbered 8 expires, save that the Company may before expiry of this power make an offer or agreement which would or might require equity securities to be allotted after expiry of this power, and the Board of Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby had not expired; and

(ii)  shall be limited to:

(a)  the allotment of 6.50% senior convertible participating shares of US$1.00 each (the “Participating Shares”) up to an aggregate nominal value of US$110,000; and

(b)  the allotment of equity securities of the Company to effect conversion of the Participating Shares up to an aggregate nominal value of £1,625,000.

Special Business:    To consider and, if thought fit, approve the following ordinary resolution:

10.  THAT the directors’ remuneration report for the year ended 31st March, 2004 be approved.

By order of the Board of Directors

Paul G. Dumond Company Secretary

Registered office:

Masters House

107 Hammersmith Road

London W14 0QH

Dated: November 5, 2004

Notes:

1.  Holders of ordinary shares and convertible participating shares of the Company and their duly appointed representatives are entitled to attend and vote at the meeting. Holders of ordinary shares and convertible participating shares of the Company are entitled to appoint one or more proxies to attend and, on a poll, to vote in their stead. A proxy need not be a member of the Company.

2.  A white form of proxy for use by ordinary shareholders is enclosed which, to be effective, must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or as a notarially certified copy thereof), to Computershare Investor Services PLC, PO Box 1075, Bristol BS99 3FA, so as to arrive not later than 48 hours before the time the meeting is to be held.

3.  A pink form of proxy for use by holders of convertible participating shares is being circulated to those holders. To be effective such form of proxy must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or a notarially certified copy thereof), to the Company’s registered office, Masters House, 107 Hammersmith Road, London W14 0QH so as to arrive not later than 48 hours before the time the meeting is to be held.

4.  Pursuant to regulation 34 of the Uncertified Securities Regulations 1995, the Company has specified that, to be entitled to attend and vote at the meeting (and for the purpose of determining the number of votes they may cast) members must be entered on the Company’s register of members at 2 p.m. (London time) on December 5, 2004. Changes to entries on the relevant register of securities after 2 p.m. on December 5, 2004 will be disregarded in determining the rights of any person to attend or vote at the meeting.

5.  Copies of the contracts of service of the directors of the Company and a register of directors’ interests kept by the Company are available for inspection at the registered office of the Company during normal working hours and will be available for inspection at the place of the meeting during the meeting and for at least fifteen (15) minutes prior to the meeting.

INTRODUCTION	1
RESOLUTIONS	5
Resolutions 1 (Ordinary), 2 (Ordinary), 3 (Ordinary) and 4 (Ordinary): Re-Election of Directors	5
Resolution 5 (Ordinary): Re-appointment of Auditors	6
Resolutions 6 (Ordinary) and 7 (Special): General Authority to Allot Shares/Pre-emptive Rights Waiver	7
Resolutions 8 (Ordinary) and 9 (Special): Authority to Allot Shares/Pre-emptive Rights Waiver relating to the issue of Participating Shares and conversion of Participating Shares	9
Resolution 10 (Ordinary) Directors’ Remuneration Report	11
DIRECTORS’ REMUNERATION REPORT	13
MANAGEMENT	23
SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS	29
REPORT OF THE HUMAN RESOURCES COMMITTEE	32
EXECUTIVE COMPENSATION	34
PERFORMANCE GRAPH	38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	39
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	39
INDEPENDENT AUDITORS FEES	39
REPORT OF THE AUDIT COMMITTEE	40
NO DISSENTERS’ OR APPRAISAL RIGHTS	41
SHAREHOLDERS PROPOSALS	41
OTHER BUSINESS	41

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THIS PROXY STATEMENT IS FOR HOLDERS OF ORDINARY SHARES, CONVERTIBLE PARTICIPATING SHARES, HOLDERS OF AMERICAN DEPOSITARY SHARES REPRESENTED BY AMERICAN DEPOSITARY RECEIPTS, AND, FOR INFORMATIONAL PURPOSES ONLY, HOLDERS OF OPTIONS TO ACQUIRE ORDINARY SHARES OR AMERICAN DEPOSITARY SHARES OF DANKA BUSINESS SYSTEMS PLC. THIS PROXY STATEMENT CONTAINS INFORMATION REQUIRED UNDER REGULATION 14A UNDER THE SECURITIES EXCHANGE ACT OF 1934 OF THE UNITED STATES.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU HAVE ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR/ATTORNEY, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORIZED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM OR FROM ANOTHER APPROPRIATELY AUTHORIZED INDEPENDENT PROFESSIONAL ADVISOR IF YOU ARE NOT IN THE UNITED KINGDOM.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED YOUR ORDINARY SHARES, CONVERTIBLE PARTICIPATING SHARES OR AMERICAN DEPOSITARY SHARES, PLEASE SEND THIS DOCUMENT TOGETHER WITH THE ACCOMPANYING FORM OF PROXY TO THE PURCHASER OR TRANSFEREE OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

DANKA BUSINESS SYSTEMS PLC

Masters House, 107 Hammersmith Road

London W14 0QH England

(Registered in England No. 1101386)

PROXY STATEMENT

INTRODUCTION

General

This proxy statement is furnished by the Board of Directors of Danka Business Systems PLC in connection with the solicitation of specific voting instructions from holders of Danka’s American depositary shares and proxies from Danka’s ordinary shareholders and convertible participating shareholders for voting at our 2004 annual general meeting. The meeting will be held at 2 p.m. (London time) on December 7, 2004 at the Office of Weber Shandwick Square Mile, Fox Court, 14 Gray’s Inn Road, London WC1X 8WS, and at any adjournment of that meeting. The date on which this proxy statement and related materials is being first distributed to shareholders is on or about November 5, 2004.

As of September 15, 2004, 251,702,199 ordinary shares of 1.25 pence each were issued and outstanding, of which approximately seventy eight percent (78%) were held in the form of American depositary shares. Each American depositary share represents four ordinary shares. As of September 15, 2004, 294,486 6.50% senior convertible participating shares of $1.00 each were issued and outstanding. Each convertible participating shareholder is entitled to receive notice and attend shareholder meetings as if such person were an ordinary shareholder and is entitled to vote on all matters at such meetings on which ordinary shareholders are entitled to vote. The terms on which convertible participating shareholders vote at shareholder meetings are described below (see section headed “Voting Instructions/Ordinary Shareholders and Convertible Participating Shareholders”).

The cost of soliciting proxies and voting instructions will be borne by Danka. In addition to the use of the mails, proxies and voting instructions may be solicited personally or by telephone by our employees. We do not expect to pay any compensation for the solicitation of proxies or voting instructions, but may reimburse brokers, The Bank of New York, the depositary of our American depositary share program, and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their proxies and/or voting instructions.

Prior to 1994, our ordinary shareholders had adopted a resolution at our annual general meetings to receive and approve our Directors’ Report and Accounts (financial information) prepared according to Generally Accepted Accounting Principles of the United Kingdom (“U.K. GAAP”), for that year and the report of the auditors thereon (our “Annual Report and Accounts”). United Kingdom companies legislation no longer requires that our shareholders approve our Annual Report and Accounts. Therefore, we determined in 1994 not to propose such a resolution at our annual general meetings. While shareholders’ questions on the group accounts are considered at the meeting, no specific resolution is proposed to approve the U.K. accounts because approximately 78% of the Company’s shares are held in the United States. The company considers that it is inappropriate to seek approval of the accounts prepared under U.K. GAAP from its large United States shareholder base, due to its unfamiliarity with the principles and that the U.S. shareholders do not expect to approve company accounts.

However, as required by United Kingdom companies legislation, our 2004 Annual Report and Accounts prepared in accordance with U.K. GAAP will be presented at the meeting and shareholders present at the meeting may ask any questions relating thereto. Additionally, our United Kingdom shareholders have received a copy of the 2004 Annual Report and Accounts in either the full or abbreviated formats, as they have so elected. United States shareholders have received our financial information prepared in accordance with United States Generally Accepted Accounting Principles in their copy of our 2004 Annual Report. United States holders of American depositary shares who would like a copy of the 2004 Annual Report and Accounts prepared in accordance with U.K. GAAP should contact our registered office to request a copy. Copies of relevant contracts of service of our directors and a register of directors’ interests kept by Danka are available for inspection at our registered office during normal working hours and will be available for inspection at the place of the annual general meeting during the meeting and for at least fifteen (15) minutes prior to the meeting.

In this proxy statement, references to “Danka”, “company”, “group”, “us”, “we” and “our” are to Danka Business Systems PLC, or to Danka Business Systems PLC and its directly and indirectly owned subsidiaries, as the context requires. References to “shareholders” are to holders of ordinary shares, holders of convertible participating shares and holders of American depositary shares. References to “pounds,” “pence” or “£” are to United Kingdom currency, and references to “U.S. dollars”, “dollars” or “$” are to United States currency. Amounts that have been paid in currency of the United States are generally denominated herein in United States currency, and amounts that have been paid in currency of the United Kingdom are generally denominated herein in United Kingdom currency. Merely for convenience of the reader, the pound equivalent of the dollar at the noon buying rate on September 15, 2004 was £1.00 = $1.7972. The noon buying rate is the exchange rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York.

Voting Instructions/Ordinary Shareholders and Convertible Participating Shareholders

Ordinary shareholders and convertible participating shareholders who are entitled to attend and vote at the annual general meeting may appoint a proxy to attend and, on a poll of such holders, to vote in their place. A proxy does not have to be an ordinary shareholder or a convertible participating shareholder.

Each ordinary shareholder and each convertible participating shareholder who is entitled to vote and who is present in person will have one (1) vote on a show of hands.

On each vote that is taken on a poll, each ordinary shareholder who is entitled to vote and who is present in person or by a proxy will have one (1) vote for each ordinary share owned.

On each vote that is taken on a poll, each convertible participating shareholder who is entitled to vote and who is present in person or by a proxy is entitled to exercise so many votes for each convertible participating share owned as equals the number of ordinary shares into which the convertible participating share is convertible on the record date set for determining the persons entitled to vote at the annual general meeting (which is Friday, October 1, 2004). The convertible participating shares are convertible into ordinary shares at a rate per convertible participating share calculated by dividing the liquidation return for the convertible participating shares, which is $1,000 per convertible participating share plus accumulated and unpaid dividends from the last convertible participating share dividend payment date, by a conversion price of $3.11 per convertible participating share. The convertible participating share dividend accumulates on a daily basis; therefore, the conversion rate increases fractionally on a daily basis until the next convertible participating share dividend is paid. As of August 15, 2004, the latest convertible participating share dividend date, the conversion rate was 321.543 ordinary shares per convertible participating share. The liquidation return is subject to increase in some circumstances if Danka is in default of its payment obligations under the convertible participating shares, and the conversion price is subject to increase in some circumstances to protect convertible participating shareholders against dilution. Assuming that no event occurs between the date of this document and the record date for the meeting that will cause an adjustment of the liquidation return or the conversion price (and we do not anticipate any such event), on December 5, 2004, the record date for determining the holders of ordinary shares and convertible participating shares entitled to vote at the annual general meeting, the conversion rate will be 326.420 ordinary shares per convertible participating share.

An ordinary resolution requires the affirmative vote of a majority of the votes cast at the annual general meeting. A special resolution requires an affirmative vote of at least seventy-five percent (75%) of the votes cast at the meeting.

A white form of proxy is enclosed for ordinary shareholders. To be effective, forms of proxy in respect of ordinary shares must be deposited with our registrars, Computershare Investor Services PLC, P.O. Box 1075, Bristol BS99 3FA England, at least forty-eight (48) hours before the time appointed for the holding of the annual general meeting.

A pink form of proxy is enclosed for convertible participating shareholders. To be effective, forms of proxy in respect of convertible participating shares must be deposited at our registered office, Masters House, 107 Hammersmith Road, London W14 0QH England, at least forty-eight (48) hours before the time appointed for the holding of the annual general meeting.

If proxies are signed and returned without voting instructions or (unless otherwise instructed) if matters other than those set out in this document are properly brought before the annual general meeting (including by means of amendment to any resolution), the ordinary shares or convertible participating shares represented by the proxies will be voted as the proxy deems fit. Abstentions and “broker non-votes” will not be counted. A “broker non-vote” is a vote that a broker holding shares of record for its customers (i.e. in a “street name”) is not permitted to cast under applicable regulations because the broker has not received clear voting instructions from its customer. Ordinary shares or convertible participating shares that are not voted by ordinary shareholders or convertible participating shareholders or brokers entitled to vote them, due to abstention or failure to cast a ballot in person or by returning a signed proxy, will not be considered in the final tabulation.

Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by submitting a later-dated proxy or by delivering a signed revocation in no specifically required form to Computershare Investor Services PLC, for ordinary shareholders, and to the company’s registered office, for holders of convertible participating shares, at least 48 hours before the annual general meeting, or by attending the meeting in person and casting a ballot.

Voting Instructions/Holders of American Depositary Shares

Holders of American depositary shares should complete and return the voting instructional form provided to them in their proxy materials by the depositary in accordance with the terms provided thereon not later than

5:00 p.m. (Eastern Time) on November 30, 2004. The close of business on October 1, 2004, has been fixed as the record date for the determination of the holders of American depositary shares entitled to provide voting instructions to the depositary. If you hold American depositary shares, you cannot vote the ordinary shares represented by your American depositary shares at the annual general meeting or grant proxies to vote your shares other than through instructions to the depositary. Ordinary shares represented by American depositary shares will be voted at the meeting by the depositary pursuant to the voting instructional forms received from holders of American depositary shares.

You may revoke your voting instructions to the depositary at any time before 5:00 p.m. (Eastern Time) on November 30, 2004 by delivering a notice in writing to the depositary or granting a later-dated signed voting instruction form. You cannot cancel your voting instructions to the depositary by attending the annual general meeting or by granting a proxy to vote at the meeting for you.

For purposes of the remainder of this document, the term “vote” means either a vote by an ordinary shareholder or a convertible participating shareholder or instructions to the depositary by a holder of American depositary shares, unless the context requires otherwise.

Quorum

A quorum is necessary to hold a valid shareholder meeting. A quorum comprises at least three holders of record of ordinary shares and/or convertible participating shareholders present in person or by proxy at the meeting.

RESOLUTIONS

Resolutions 1 (Ordinary), 2 (Ordinary), 3 (Ordinary) and 4 (Ordinary): Re-Election of Directors

Our articles of association provide that the term of any director who has been appointed by our Board of Directors since our last annual general meeting expires at the subsequent annual general meeting. Todd L. Mavis and Erik Vonk were appointed by our board since our last annual general meeting and, therefore, their terms expire at the meeting.

Our Board of Directors recommends that Mr. Mavis be re-elected at the meeting to serve as a director. To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 1:

THAT Todd L. Mavis, who was appointed as a Director by the Board of Directors since the 2003 Annual General Meeting and whose appointment expires at the 2004 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

Our Board of Directors has unanimously approved proposed Resolution 1 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Our Board of Directors recommends that Mr. Vonk be re-elected at the meeting to serve as a director. To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 2:

THAT Erik Vonk, who was appointed as a Director by the Board of Directors since the 2003 Annual General Meeting and whose appointment expires at the 2004 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

Our Board of Directors has unanimously approved proposed Resolution 2 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Our articles of association set the size of our Board of Directors at not less than two members. Our board currently consists of eleven directors who serve pursuant to our Articles of Association. Two of our directors are nominated by the holders of the convertible participating shares. These directors are currently James L. Singleton and Christopher B. Harned.

Under our Articles of Association, each director is required to retire from office at the third annual general meeting after his appointment, or, if earlier, the annual general meeting which falls in the third calendar year after his appointment. Any director must retire at the first annual general meeting which takes place after the director reaches the age of 70 and annually thereafter.

Pursuant to our articles of association, two of our current directors, P. Lang Lowrey, III and Michael B. Gifford will retire at the annual general meeting.

Our Board of Directors recommends that Mr. Lowrey be re-elected at the meeting to serve as a director. To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 3:

THAT P. Lang Lowrey, III, whose term as a Director expires at the 2004 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

Our Board of Directors has unanimously approved proposed Resolution 3 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Our Board of Directors recommends that Mr. Gifford be re-elected at the meeting to serve as a director. To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 4:

THAT Michael B. Gifford, whose term as a Director expires at the 2004 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

Our Board of Directors has unanimously approved proposed Resolution 4 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Resolution 5 (Ordinary): Re-appointment of Auditors

The Company’s shareholders are required at the meeting, pursuant to sections 384 and 385 of the United Kingdom Companies Act, to appoint auditors to serve until the conclusion of our next annual general meeting and to set the auditors’ remuneration.

The Audit Committee, on behalf of the Board of Directors, are proposing Ernst & Young LLP (“Ernst & Young”) be re-appointed to serve as the Company’s independent public accountants for the fiscal year ending March 31, 2005 and that our Board of Directors, or a duly appointed committee thereof, be authorized to fix the auditors’ remuneration.

Prior independent auditors

On October 10, 2003 the Company retained Ernst & Young as its independent accountant for the fiscal year ending March 31, 2004. The decision to not re-appoint KPMG Audit Plc (“KPMG”) as the Company’s independent accountant and to retain Ernst & Young was approved by the Audit Committee of the Board of Directors of the Company. The Company reported this change in independent public accountants in a current report (the “Current Report”) on Form 8-K filed with the Securities and Exchange Commission, or the SEC, on October 17, 2003.

The reports of KPMG on the financial statements of the Company for the fiscal years ended March 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. For the fiscal years ended March 31, 2003 and 2002 and through the date of the Current Report, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of such disagreement in its reports on the financial statements for such fiscal years. Nor, except to the extent discussed below, were there any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended March 31, 2003 and 2002 and through the date of the Current Report. The Audit Committee has authorized KPMG to respond fully to inquiries of Ernst & Young.

As a result of observations during its audits of the 2003 and 2002 financial statements, KPMG noted certain matters involving internal control and its operation that they considered to be a “reportable condition” under standards established by the American Institute of Certified Public Accountants. We acknowledged this condition, which was reported to our Audit Committee and reported in our Form 10-K for the year ended March 31, 2003. Such condition related to deficiencies in the design and operation of internal controls as they relate to the accuracy of U.S. billing and collection functions.

During fiscal year 2004, we implemented several initiatives which were designed to remedy this condition, including:

•	completed the implementation of our Oracle ERP system, which (1) reduced the number of platforms used to record, summarize and report the results of operations and financial position; (2) integrated various databases into consolidated files; and (3) reduced the number of manual processes employed by the Company;

•	designed and implemented new policies and procedures as they related to billing, cash applications, credit issuance and processing, and sales order processing, including communicating them to our staff, who also underwent training on these new policies and procedures; and

•	imposed mitigating and redundant controls where changes to certain processes were underway and not completed.

During fiscal years 2003 and 2002 and any subsequent interim period prior to engaging Ernst & Young, the Company has not consulted with Ernst & Young with regard to (i) any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion Ernst & Young might render on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The company provided KPMG with a copy of the foregoing disclosures.

To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 5:

THAT Ernst & Young LLP, Registered Auditor, be and are hereby re-appointed to serve as the Company’s Auditors until the conclusion of the 2005 Annual General Meeting, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and is hereby authorized to fix the Auditors’ remuneration.

Our Board of Directors has unanimously approved proposed Resolution 5 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution. We expect representatives of Ernst & Young to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions at the meeting.

Resolutions 6 (Ordinary) and 7 (Special): General Authority to Allot Shares/Pre-emptive Rights Waiver

Our Board of Directors recognizes that there may be instances where it is desirable for Danka to be able to issue (allot) securities in connection with various matters without the prior specific consent of shareholders. Before our Board of Directors may exercise any such power to allot relevant securities, section 80 of the United Kingdom Companies Act requires (with certain exceptions) that shareholders authorize a general power at a general meeting. Therefore, our Board of Directors is seeking authority in Resolution 6 to allot relevant securities up to an aggregate nominal amount of £1,048,759 (representing approximately thirty three and one-third percent (33 1/3%) of our issued ordinary shares as of September 15 2004) before the date of our 2005 annual general meeting (subject to extension in the circumstances set out in the proposed resolution) for such purposes as desired in the discretion of the directors.

Our Board of Directors has no present intention of exercising the authority granted by Resolution 6. The shares which are the subject of the resolution will be available for general corporate purposes.

Danka did not hold any shares as “treasury shares” as of September 15, 2004.

To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 6:

THAT, in place of all subsisting authorities, the Board of Directors be and is hereby generally and unconditionally authorized, pursuant to section 80 of the Companies Act 1985, as amended by the Companies Act 1989 (the “Companies Act”), to exercise all powers of the Company to allot relevant securities (within the meaning of Section 80 of the Companies Act) up to an aggregate nominal amount of £1,048,759 (representing approximately thirty three and one third percent (33 1/3%) of the issued ordinary share capital of the Company as of September 15, 2004), for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date of the 2005 Annual General Meeting of the Company, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after expiry of this authority, and the Board of Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

Our Board of Directors has unanimously approved proposed Resolution 6 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Subject to the passing of proposed Resolution 6, our Board of Directors is seeking authority in Resolution 7 to issue equity securities for cash, other than effecting such issuance only after first offering the equity securities to Danka’s existing shareholders pro-rata to their holdings (“pre-emptive rights”). Pursuant to section 95 of the United Kingdom Companies Act, a special resolution of shareholders is generally necessary (with some exceptions) to permit an allotment by directors of equity securities without providing the pre-emptive rights provided by section 89 of the Companies Act.

The power conferred on the directors by Resolution 7 would be limited to:

•	the allotment of equity securities pursuant to a rights issue or other pre-emptive offering where compliance with statutory pre-emptive rights may be problematic;

•	the allotment of equity securities up to a maximum aggregate nominal amount of £157,313 (representing approximately five percent (5%) of Danka’s presently issued ordinary shares) pursuant to stock option plans or other employee and/or executive director or non-executive director plans that have been approved by Danka’s shareholders; or

•	otherwise, the allotment of equity securities up to a maximum aggregate nominal amount of £629,255 (representing approximately twenty percent (20%) of Danka’s presently issued ordinary shares). This level of authority is consistent with the limitations placed on NASDAQ Stock Market companies to issue shares without further approval.

The power that is sought by Resolution 7 would expire on the date of our 2005 annual general meeting (subject to extension in the circumstances set out in the proposed resolution).

To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 7:

THAT, subject to the passing of the resolution numbered 6 and in place of all other subsisting powers, the Board of Directors be and is hereby generally empowered pursuant to section 95 of the Companies Act 1985 (as amended by the Companies Act 1989) (the “Companies Act”) to allot equity securities (within the meaning of sections 94(2) to 94(3A) of the Companies Act), for cash pursuant to the general authority conferred by the resolution numbered 6 above as if section 89(1) of the Companies Act did not apply to such allotment, provided that this power shall:

(i)  expire on the date of the 2005 Annual General Meeting of the Company, save that the Board of Directors may allot equity securities under this authority after the expiry thereof pursuant to any offer or agreement made by the Company on or before such expiry date pursuant to this authority as if such authority had not expired; and

(ii)  be limited to the allotment of equity securities:

(a)  in connection with a rights issue or other pre-emptive offer concerning equity securities in the Company where it is, in the opinion of the Board of Directors, necessary or expedient to allot equity securities otherwise than in accordance with section 89 of the Companies Act by reason of the rights attached to any shares or securities of the Company or in relation to fractional entitlements or legal or practical problems under the laws of or the requirements of any recognized regulatory body or stock exchange in any territory; or

(b)  pursuant to the terms of any stock option plan or share option scheme or other plan for employees and/or executive or non-executive Directors approved by the Company in a general meeting, up to an aggregate nominal value of £157,313; or

(c)  otherwise than pursuant to sub-paragraphs (a) and (b) above, up to an aggregate nominal value not exceeding £629,255.

Our Board of Directors has unanimously approved proposed Resolution 7 and recommends that you vote “FOR” its adoption. An affirmative vote of at least seventy-five percent (75%) of the votes cast at the meeting will be required for adoption of the proposed resolution.

Resolutions 8 (Ordinary) and 9 (Special): Authority to Allot Shares/Pre-emptive Rights Waiver relating to the issue of Participating Shares and conversion of Participating Shares

The terms of our convertible participating shares require that, for so long as any convertible participating shares are in issue, Danka must have sufficient authorized share capital available for the allotment and issue of additional convertible participating shares as dividends or by way of bonus issue and to permit the conversion of all convertible participating shares in issue from time to time into ordinary shares.

Our shareholders approved the creation and issuance of the convertible participating shares at an extraordinary general meeting on December 17, 1999, at which time our shareholders also authorized resolutions to facilitate the issue of the participating shares on a non-pre-emptive basis by way of dividend and bonus issue and to facilitate the conversion of the convertible participating shares into ordinary shares. The authorities conferred by those resolutions expires on December 17, 2004. Accordingly, our Board of Directors is seeking a replacement authority in resolution 8 to allot relevant securities up to aggregate nominal amounts of £1,625,000 (representing 130,000,000 ordinary shares and approximately 51.6 percent of our issued ordinary shares as of September 15, 2004) and US$110,000 (representing 110,000 convertible participating shares and approximately 37.4 percent of our issued convertible participating shares as of September 15, 2004 and, assuming that the conversion price for the convertible participating shares remains at $3.11 per ordinary share, representing approximately 14.1 percent of our issued ordinary shares as of September 15, 2004 on an “as converted” basis).

The authority sought in Resolution 8 would expire on the date which is five years from the date on which the resolution is passed, being December 7, 2009, assuming our annual general meeting is held on December 7, 2004 and that the resolution is passed at the meeting. The authority would be utilised only to make payment-in-kind dividends on our convertible participating shares (including by way of bonus issue) and, if required, to facilitate the conversion of convertible participating shares into ordinary shares.

We are required to make quarterly payment-in-kind dividends on our convertible participating shares until December 17, 2004 (the fifth anniversary of their initial issue date). We are required to pay cash dividends on the convertible participating shares after December 17, 2004 unless we are prohibited from paying cash dividends by the terms of our existing principal indebtedness, in which case we may continue to make payment-in-kind dividends for as long as such restrictions apply. We currently anticipate we will be required to satisfy our dividend obligations on the convertible participating shares by means of payment-in-kind dividends following December 17, 2004. Our three year credit facility with Fleet Capital Corporation due July 1, 2006 prohibits the payment of cash dividends on our shares. In addition, the terms of our $175 million in principal amount of senior notes due June 15, 2010 include negative covenants which restrict the payment of cash dividends on our shares and which currently prohibits us from paying cash dividends.

As at September 15, 2004, there were 294,446 convertible participating shares in issue and outstanding. We estimate that, if we were to continue making payment-in-kind dividends on the convertible participating shares at a rate of 6.50% per annum until November 9, 2009, there would be 401,489 convertible participating shares in issue by that date. Those 401,489 convertible participating shares would be convertible into 129,095,978 ordinary shares, assuming that the conversion price for the convertible participating shares remains at $3.11 per ordinary share. Accordingly, our Board of Directors is seeking authority to allot up to 110,000 convertible participating shares with an aggregate nominal value of US$110,000 in respect of the payment-in-kind dividends that may be required until November 9, 2009 and to allot up to 130,000,000 ordinary shares with an aggregate nominal value of £1,625,000 to facilitate conversion of the convertible participating shares, if required.

To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 8:

THAT, in addition to the authority conferred by the resolution numbered 6 but in place of all other subsisting authorities, the Board of Directors be and is hereby generally and unconditionally authorized, pursuant to section 80 of the Companies Act as amended by the Companies Act 1989 (the “Companies Act”) to exercise all the powers of the Company to allot relevant securities (within the meaning of section 80 of the Companies Act) up to an aggregate nominal amount of US$110,000 and £1,625,000 for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) five (5) years after the date on which this resolution is passed, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after expiry of this authority, and the Board of Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

Our Board of Directors has unanimously approved proposed Resolution 8 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Subject to the passing of Resolution 8, our Board of Directors is seeking authority in Resolution 9 to issue equity securities for cash authorized for allotment by Resolution 8 other than in accordance with the pre-emptive rights of Danka’s existing shareholders. The power conferred on the Board of Directors by Resolution 9 would be limited to:

•	the allotment of up to 110,000 convertible participating shares in order to enable the Company to continue to make payment-in-kind dividends on the convertible participating shares; and

•	if required, the allotment of ordinary shares to effect conversion of the convertible participating shares into ordinary shares, up to an aggregate nominal amount of £1,625,000 (representing 130,000,000 ordinary shares and approximately 51.6 percent of the ordinary shares in issue as of September 15, 2004).

The power sought in Resolution 9 would expire on the date which is five years from the date on which the resolution is passed, being December 7, 2009, assuming our annual general meeting is held on December 7, 2004 and that the resolution is passed at the meeting.

To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 9:

THAT, subject to the passing of the resolution numbered 8 and in addition to the power conferred by the resolution numbered 7 but in place of all other subsisting powers, the Board of Directors be and is hereby generally empowered, pursuant to section 95 of the Companies Act 1985 (as amended by the Companies Act 1987 (the “Companies Act”)) to allot equity securities (within the meaning of sections 94(2) to 94(3A) of the Companies Act) for cash, pursuant to the general authority conferred by the resolution numbered 8 above as if section 89(1) of the Companies Act did not apply to the allotment, provided that this power:

(i)  shall expire when the authority conferred by resolution numbered 8 expires, save that the Company may before expiry of this power make an offer or agreement which would or might require equity securities to be allotted after expiry of this power, and the Board of Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred hereby had not expired; and

(ii)  shall be limited to:

(a)  the allotment of 6.50% senior convertible participating shares of US$1.00 each (the “Participating Shares”) up to an aggregate nominal value of US$110,000; and

(b)  the allotment of equity securities of the Company to effect conversion of the Participating Shares up to an aggregate nominal value of £1,625,000.

Our Board of Directors has unanimously approved proposed Resolution 9 and recommends that you vote “FOR” its adoption. An affirmative vote of at least seventy-five percent (75%) of the votes cast at the meeting will be required for adoption of the proposed resolution.

Assuming that both Resolutions 6 and 8 are passed, our Board of Directors would be authorized to allot relevant securities up to an aggregate nominal value of £2,673,759, equivalent to 213,900,733 ordinary shares and approximately 85.0 percent of our issued ordinary shares as of September 15, 2004. Our Board of Directors would also be authorized to allot relevant securities up to an aggregate nominal value of US$110,000, equivalent to 110,000 convertible participating shares and approximately 37.4 percent of the convertible participating shares in issue on September 15, 2004 and, assuming that the conversion price for the convertible participating shares remains at $3.11 per ordinary share, 110,000 convertible participating shares are convertible into 35,369,730 ordinary shares.

In addition, assuming that both Resolutions 7 and 9 are passed, statutory pre-emption rights would be disapplied over equity securities with a maximum nominal value of £2,673,759, equivalent to 213,900,733 ordinary shares and approximately 85.0 percent of our issued ordinary shares as of September 15, 2004. Statutory pre-emption rights would also be disapplied over equity securities with a maximum nominal value of US$110,000, equivalent to 110,000 convertible participating shares or approximately 37.4 percent of the convertible participating shares in issue as of September 15, 2004 and, assuming that the conversion price remains at £3.11 per ordinary share, which would be convertible into 35,369,730 ordinary shares.

Resolution 10 (Ordinary) Directors’ Remuneration Report

The directors’ remuneration report is included on later in this statement. It is designed to comply with United Kingdom requirements introduced by the Directors’ Remuneration Report Regulations 2002 for a report on the remuneration of all directors, both executive and non-executive. The UK regulations require that the directors’ remuneration report should be presented to shareholders who should be invited to approve it by formal resolution. However, the resolution is not binding upon the board.

The report is divided into two parts. Each part contains a section of information that is subject to audit. Details of executive director remuneration are contained in the first part, which was prepared by the human resources committee. Non-executive director remuneration is also described in another part of the report, which was prepared by the company secretary on behalf of the board.

The report has been approved by the board and signed on its behalf by the Chief Executive Officer. The Board of Directors proposes adoption of the following resolution:

Resolution 10:

THAT the directors’ remuneration report for the year ended 31st March, 2004 be approved.

Our Board of Directors has unanimously approved proposed Resolution 10 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

DIRECTORS’ REMUNERATION REPORT

The directors’ remuneration report which complies with the requirements introduced by the Directors’ Remuneration Report Regulations 2002, covers all directors, both executive and non-executive.

The report sets out the company’s policy on the executive directors’ remuneration for the year ended 31st March, 2005 and for subsequent years. It has been approved by the board and signed on its behalf by the Chief Executive Officer and will be laid before shareholders at the annual general meeting. The inclusion in the report of remuneration policy in respect of years after the year ended 31st March, 2005 is required by the legislation under which this report is prepared.

The Human Resources Committee, which considers remuneration on behalf of the board, places high value on the independence both of its decision-making processes and of the advice it receives. This independence is intended to enable the Committee to take decisions on executive director remuneration that are designed to align directors’ remuneration with the interests of shareholders while also meeting the imperative of retaining and engaging the calibre of executive talent needed to lead the group.

The group’s commitment to link pay to performance continues. The approach to policy for the year ending 31st March, 2005 will continue to be as for the past several years and will be underpinned by regular monitoring of remuneration policies and levels at competitor companies in the U.S. and Europe. The Committee will continue to review the remuneration plans that apply to executive management to ensure they meet the dual needs of alignment with shareholders’ interests and the retention and engagement of executives.

The Human Resources Committee is able to state its remuneration policy for the year ending 31st March, 2005 with reasonable certainty, but is less certain that this policy will continue without amendment in subsequent years. This is because the Committee considers that a successful remuneration policy needs to be sufficiently flexible to take account of future changes in Danka’s business environment and in remuneration practice. Any changes in policy for years after the year ending 31st March, 2005 will be described in future directors’ remuneration reports, which will continue to be subject to shareholder vote. All statements in this report in relation to remuneration policy for years after the year ending 31st March, 2005 should be read in light of this paragraph.

Full details of the remuneration of the Chairman and Chief Executive Officer for the year ended 31st March, 2004 and all other information about their terms and conditions of employment required under the Directors’ Remuneration Regulations 2002 are set out below.

The Human Resources Committee

Tasks

The Committee’s principal tasks as set out in the Committee’s charter are, among other things:

•	to determine, on behalf of the board, the terms of engagement and remuneration of the Chairman, Chief Executive Officer and any other executive directors and to report on those to the shareholders;

•	to approve the remuneration arrangements of certain senior executives;

•	to monitor the policies being applied in relations to the remuneration of senior executives;

•	to approve the bonus arrangements and payments to executives; and

•	to approve the award of share options.

The Human Resources Committee comprises three non-executive directors and has access, at its discretion, to remuneration consultants and survey information on executive remuneration in comparable companies. In determining the remuneration of top executives, the generally accepted practices on executive remuneration in the geographic markets in which the relevant executives are principally based are taken into account.

Constitution and operation

The Committee members are all non-executive directors. The membership throughout the year ended 31st March, 2004 was: Mr. James L. Singleton (Chairman of the Committee), Mr. J. Ernest Riddle, Mr. Erik Vonk (subsequent to his appointment as director) and Mr. C. Anthony Wainwright until his death. Like other directors, each member of the Committee is subject to re-election every three years. They have no personal financial interest, other than as shareholders, in the Committee’s decisions. They have no conflicts of interest arising from cross-directorships with the executive directors nor from being involved in the day-to-day business of the group. The Committee met nine times in the period under review.

In its constitution and operation, the Committee complies with the Combined Code on Corporate Governance. The board is accountable to shareholders through this report. The Committee will consider the outcome of the vote on this remuneration report and the views of investors will be taken into account by the Committee in its future decisions.

Advice

Advice is provided to the Committee by the company secretary’s and general counsel’s offices and Mr. Keith J. Nelsen (General Counsel), who has been appointed by the Committee as its secretary and special adviser.

The Committee, in consultation with Mr. Nelsen, also appoints external professional advisers to provide specialist advice and services on particular remuneration matters. This allows for a range of external independent opinion to be sourced by the Committee. The Committee assesses the advice it receives, applying its own judgment. Procedures to ensure the independence of advice are subject to annual review.

During the year ended 31st March, 2004, the following people provided advice or services on specific matters to the Committee that materially assisted it in its consideration of matters relating to executive directors’ remuneration:

•	Mr. Ricardo A. Davis, formerly Vice President of U.S. Human Resources and subsequently, Mr. Jeffrey H. Foster, Senior Vice President and Corporate Controller, provided to the Committee the calculations for performance-related pay which were then subject to independent verification by Mr. Keith J. Nelsen; and

•	Mercer Consulting who, during the year ended 31st March, 2004, have been the Committee’s principal advisers on matters of executive directors’ remuneration.

Policy on the Executive Directors’ Remuneration

Main principles

The Human Resources Committee’s reward policy seeks to align the executive directors’ remuneration with shareholders’ interests and to engage executive talent for the benefit of the group. The main principles of the policy are:

•	the total reward should be set at an appropriate level to reflect the competitive global market in which Danka operates;

•	a substantial amount of the total reward should be linked to the achievement of demanding performance targets;

•	incentives should be aligned with the interests of shareholders. This is achieved through setting performance targets and through the Committee’s policy that each executive director should hold options to acquire shares in the company;

•	the performance targets for executive directors should be comparable with those of other companies in the industry and in the broader marketplace; and

•	the wider scene, including pay and employment conditions elsewhere in the group, should be taken into account, especially when determining annual salary increases.

Elements of remuneration

The Chairman and Chief Executive Officer are currently the only executive directors.

The Chairman and Chief Executive Officer positions were split on 1st April 2004. Mr. P. Lang Lowrey, III retained the position of Chairman while Mr. Todd L. Mavis was appointed Chief Executive Office and was appointed as director.

The Chairman and Chief Executive Officer’s total remuneration consists of salary, annual bonus, long-term incentives and other benefits. This reward structure is regularly reviewed by the Committee to ensure that it is achieving its objectives. In the year ending 31st March, 2005, approximately 63% of the Chief Executive Officer’s and two-thirds of the Chairman’s potential direct remuneration will again be performance related. It is intended that this balance of elements should continue.

Salary

The Chairman and Chief Executive Officer each receive a fixed sum payable bi-weekly. The Committee may review their salaries later in the year ending 31st March, 2005 in conjunction with a survey of appropriate comparator companies. The appropriate survey groups are defined and analyzed by external remuneration advisers. Base salaries for executive directors are designed to be generally competitive with other companies in similar industries. Such companies include Xerox, Ikon Office Solutions, Imagistics International and Global Imaging Systems. Actual base salary levels vary from this target level based upon the potential impact of an executive director on the group, that executive director’s skills and experience and individual performance.

Annual bonus

The Chairman and Chief Executive Officer are each eligible to participate in an annual performance-based bonus scheme which is based on pre-established performance goals, which are generally determined annually, and, in the year to 31st March, 2004, principally comprised EBITDA (earnings before interest expense, taxes, depreciation and amortisation) and net debt targets for the group. The bonuses were payable quarterly for the year ending after 31st March 2004. The Human Resources Committee reviews and sets bonus targets and levels of eligibility annually. The target level for the Chairman is 100% of base salary with an additional “stretch” bonus of up to 100% of base salary achievable on hitting certain other targets whilst the target level for the Chief Executive Officer is 67% of base salary with an additional “stretch” bonus of up to 67% of base salary achievable on hitting certain other targets. Discretionary bonuses may be awarded by the Committee and such a bonus was awarded to P. Lang Lowrey, III during his term as Chairman and Chief Executive Officer in respect of the year ended 31st March, 2004, as noted below. The Chairman and Chief Executive Officer’s annual bonus awards for the year ending 31st March, 2005 will again be based on a mix of demanding financial targets and other leadership objectives, established at the beginning of the year and achievement of other objectives as set by the Committee.

Long-term incentives

1.    Share options

Share options granted to the Chairman and Chief Executive Officer are intended to reflect Danka’s performance relative to a wider selection of global companies. Options may be granted at an exercise price no lower than the market value (as determined in accordance with the plan rules) of a share at the date the option is granted. Options generally vest over three years after grant (one-third each after one, two and three years respectively). They have a life of ten years after grant.

In accordance with the framework approved by shareholders, it is the Committee’s policy to exercise its judgment to decide the number of options to be granted to the Chairman and Chief Executive Officer, taking into consideration, among other things, Danka’s total shareholder return (“TSR”), in respect of its American Depositary Shares (“ADSs”), compared with the TSR of comparable companies, primarily in the United States.

The level of options awarded may be subject to performance. This has the effect of treating share options as a reward both for past performance and as an incentive for future performance, because the participant’s receipt of the option will depend on achieving certain performance targets. However, Danka operates internationally and the application of performance conditions after grant is not a typical feature of option schemes operated by major international companies based outside the U.K.

2.    Cash element

The Human Resources Committee may grant cash rather than share-based, long-term incentives in exceptional circumstances. Cash-based long-term incentives were not used in the year ended 31st March, 2004 and the Committee has no present intention to use them in year ending 31st March, 2005.

Other benefits

•	Benefits and other schemes—The group may provide other benefits (including perquisites) to its senior executives in line with accepted practice in the geographic territories in which they are based. These include the use of a company car or the provision of a car allowance, health insurance, life insurance and 401(k) plans.

•	Resettlement/relocation allowance—executives may receive a resettlement/relocation allowance for a limited period.

Service Contracts

Policy

The Committee’s policy is for service contracts to contain a maximum notice period of 1 year. The contracts are designed to allow for flexibility to deal with each case on its own particular merits in accordance with the law and policy as they have developed at the relevant time. The Committee will consider mitigation to reduce compensation to a departing director where appropriate to do so. A large proportion of the Chairman and Chief Executive Officer’s total remuneration is linked to performance and therefore will not be payable to the extent that the relevant targets are not met.

One million dollar limit on deductibility

The U.S. tax deduction the group may claim for non-deferred remuneration paid to its most highly paid U.S.-based executives is limited in a single financial year to $1,000,000, unless the portion exceeding $1,000,000 qualifies as performance-based remuneration under the U.S. tax laws. The Human Resources Committee has determined that it will seek to ensure that all amounts paid to the group’s highest paid U.S. executives (which includes the Chairman and Chief Executive Officer) in excess of $1,000,000 will generally qualify as performance-based remuneration and be deductible by the group, but will preserve its flexibility to reward executives for performance that increases the value of the group, whether or not such remuneration is deductible by the group.

Remuneration of Chairman and Chief Executive Officer in the year ended 31st March, 2004

P. Lang Lowrey III is the group’s Chairman and was also Chief Executive Officer throughout the financial year. He stepped down as Chief Executive Officer on 1st April 2004. Under his employment agreement, dated 1st March, 2001, in the year ended 31st March, 2004, he was entitled to receive:

•	an annual base salary of $650,000;

•	an annual target bonus based on individual and corporate performance of up to 100% of his base salary;

•	an additional ‘stretch’ bonus based on specified corporate objectives of up to 100% of his base salary;

•	a grant of share options on an equitable basis consistent with his position;

•	relocation benefits under the group’s executive relocation plan, including reimbursement for any tax liability related to the sale of his principal residence; and

•	payment of other vested benefits due under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Lowrey received bonuses totaling $386,000 (£228,115) (equivalent to 59% of his base salary) in respect of achievement of performance goals set under the 2004 bonus schemes. In addition, he was awarded a discretionary bonus of $150,000 (£88,652) in relation to the successful refinancing of the group’s credit facility. During the year, Mr. Lowrey was paid directors’ fees of nil.

On 1st March, 2001 (the date of his appointment), Mr. Lowrey received a share option grant of 1 million ADSs (equivalent to 4 million ordinary shares) in connection with commencing employment that vest in accordance with the share option plan. He has subsequently received no other grants.

To facilitate Mr. Lowrey’s executive relocation to St. Petersburg, Florida, the group’s United States operating subsidiary engaged an independent relocation company to purchase Mr. Lowrey’s former home at its appraised value and then remarket the home. The company paid the independent relocation company the difference between the appraised value/purchase price of the home and the actual sales price upon its resale due to housing market conditions and the length of time to market the home, as well as carrying costs and expenses related to the resale of the home. The home was sold in the year ended 31st March, 2004. With fees and other expenses the group incurred a cost of $797,453 (£471,308) related to the resale of Mr. Lowrey’s principal residence.

Mr. Lowrey’s employment agreement was amended on 29th March, 2004, effective from 1st April, 2004, when Mr. Lowrey’s position changed from Chairman and Chief Executive Officer to be solely the Chairman of the group. The amendment also reduced his annual base salary to $325,000 and changed the term of the agreement to be one year which automatically renews each year. However, the agreement may be terminated at the sole discretion of the Board of Directors.

Mr. Lowrey’s employment is terminable by either party upon 30 days’ written notice, if without cause. In the event that Mr. Lowrey’s employment is terminated by the Company other than by reason of his death or by the company for cause, the company will be required to provide Mr. Lowrey with:

•	if during the first year of Mr. Lowrey’s tenure as Chairman, a termination payment of twice Mr. Lowrey’s base salary payable in installments over a twelve month period; if during the second year of Mr. Lowrey’s tenure as Chairman, a termination payment of one times Mr. Lowrey’s base salary over a twelve month period;

•	a proportionate amount of any performance bonus that would have been payable to Mr. Lowrey for the financial year in which termination occurs;

•	medical, hospitalisation, life and other insurance benefits for Mr. Lowrey and his family for up to two years after the termination date;

•	immediate vesting of stock options with a two year exercise period; and

•	other vested benefits payable to Mr. Lowrey under the terms of any group deferred compensation, retirement, incentive or other benefit plan.

Mr. Lowrey is required to comply with worldwide non-compete provisions for two years following termination of employment and has agreed to standard confidentiality terms. In addition, any invention, improvement, design, development or discovery conceived, developed, invented or made by Mr. Lowrey during his employment will be the group’s exclusive property.

Mr. Lowrey and the company also entered into a change of control agreement on 13th February, 2001, which provides that, if Mr. Lowrey’s employment with the company is terminated without cause (except in certain circumstances) or he terminates his employment for “good reason”, in either case within two years after a “change of control”, then Mr. Lowrey will be entitled to receive certain benefits, including the immediate exercisability of his share options for three years after termination. The other benefits include a lump sum cash payment in an amount equal to two times base salary, a pro rata annual bonus, an amount equal to two times the annual bonus for the financial year of termination and continued welfare coverage for up to 12 months.

Chief Executive Officer

Todd L. Mavis

Mr. Mavis has an employment agreement with Danka Office Imaging Company, Danka Business Systems PLC and Danka Holding Company. The employment agreement, which was amended effective from 1st April, 2004 provides for:

•	an annual base salary of not less then $500,000;

•	an annual target bonus based on individual and corporate performance of up to 67% of base salary;

•	eligibility for additional bonuses based on the company’s performance bonus plan;

•	share option grants consistent with Mr. Mavis’s position; and

•	payment of other vested benefits due to Mr. Mavis under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Mavis’s employment is terminable by either party upon 60 days’ written notice, if without cause. In the event that Mr. Mavis’s employment is terminated other than by reason of his death or by the company for cause, the company will be required to provide Mr. Mavis with:

•	a termination payment, in an amount equal to twice his base salary, payable in installments over a twelve month period;

•	a proportionate amount of any performance bonus that would have been payable to him for the financial year in which termination occurs;

•	medical, hospitalisation, life and other insurance benefits for him and his family for up to two years after the termination date;

•	immediate vesting of share options with a two year exercise period; and

•	other vested benefits payable to him under the terms of any group deferred compensation, retirement, incentive or other benefit plan.

Mr. Mavis is required to comply with worldwide non-compete and confidentiality provisions for two years following termination of employment.

Mr. Mavis and the company also entered into a change of control agreement on 1st November, 2001, which provides that, if Mr. Mavis’s employment with the company is terminated without cause (except in certain circumstances) or he terminates his employment for “good reason”, in either case within two years after a “change of control”, then Mr. Mavis will be entitled to receive certain benefits, including the immediate exercisability of his share options for three years after termination. The other benefits include a lump sum cash payment in an amount equal to two times base salary, a pro rata annual bonus, an amount equal to two times the annual bonus for the financial year of termination and continued welfare coverage for up to 12 months.

Comparison of cumulative five year total shareholder return

The following is a performance graph of the company’s total shareholder return (“TSR”) in respect of its ordinary shares compared to the FTSE 350 index. The FTSE index is used as the company’s U.K. market capitalisation has been included in this index for part of the period shown in the graph below. TSR is the growth in share value and declared dividend income during the relevant period. In calculating TSR, dividend income is assumed to be reinvested in the underlying shares.

Non-executive directors’ remuneration

Remuneration payable to the non-executive directors is determined by the board as a whole and is reviewed annually. The policy of the board in determining non-executive director remuneration is to align the interests of the non-executive directors with the company’s shareholders and to provide for an appropriate level of remuneration to recruit and retain non-executive directors of a suitably high calibre for the company. To this end, the current remuneration arrangements for non-executive directors include both cash and share elements.

Arrangement

The non-executive directors each receive:

•	an annual sum of $30,000 (£17,730);

•	an annual grant of restricted shares under the Danka 2002 Outside Director Stock Compensation Plan (“the Plan”) with a fair market value at the date of grant of $30,000 (£17,730);

•	$1,500 (£887) for each Board of Directors or committee meeting attended in person, together with reimbursement for expenses in connection with such attendance, and $750 (£444) for attendance at telephonic board and committee meetings;

•	if a chairman of a committee of the Board of Directors, an additional sum of $500 (£296) per committee meeting.

The Plan was approved by shareholders on 22nd October 2002. The shares issued under the Plan are granted in one annual installment on the date of the company’s annual general meeting or as soon thereafter as permitted by applicable law and regulation. Shares issued under the Plan are “restricted shares” and generally vest on the first anniversary of the date of grant if the recipient is still a director on that date. Vesting is subject to acceleration in certain circumstances, including at the discretion of the board. The total number of securities in respect of which awards may be made under the Plan is 2,000,000 Ordinary Shares, equivalent to 500,000 ADSs. As at 31st March, 2004, 269,472 Ordinary shares, represented by 67,368 ADSs, had been issued under the Plan, although no shares were issued in the year to 31st March, 2004 due to restrictions on share dealings by directors contained in U.K. regulations.

At the company’s 1996 Annual General Meeting, shareholders approved the implementation of a share option scheme for non-executive directors. This provided for the award of 10,000 ordinary shares to a non-executive director on joining the board and an annual award of options to subscribe for 2,000 ordinary shares thereafter. In order to bring the group into line with U.K. corporate governance guidelines in relation to option grants to non-executive directors, all non-executive directors have waived their entitlements to acquire options and shares under this scheme.

Directors’ remuneration

Name of Director	Fees and other emoluments £	Basic Salary £	Bonus £	Benefits £	2004 £	2003 £
Executive
P. Lang Lowrey, III (Chairman and CEO)	—	384,161	316,767	509,517	1,210,445	995,796
Brian L. Merriman	—	—	—	—	—	149,633
Non-executive:
Kevin C. Daly	52,600	—	—	—	52,600	46,704
Jaime W. Ellertson	47,453	—	—	—	47,453	16,960
Michael B. Gifford	51,122	—	—	—	51,122	64,774
Richard M. Haddrill	47,428	—	—	—	47,428	51,424
Christopher B. Harned	—	—	—	—	—	—
Richard F. Levy	—	—	—	—	—	28,764
W. Andrew McKenna	55,407	—	—	—	55,407	51,374
J. Ernest Riddle	66,340	—	—	—	66,340	72,671
James L. Singleton	—	—	—	—	—	—
C. Anthony Wainwright	25,487	—	—	—	25,487	67,794
Erik Vonk	6,747	—	—	—	6,747	—

Aggregate emoluments	352,584	384,161	316,767	509,517	1,563,029	1,545,894

Mr. Mavis is not included in the directors’ remuneration table since he was appointed as a director on 1st April, 2004.

During the year, the excess on options exercised amounted to nil (2003—nil). Mr. Merriman’s remuneration in the year to 31st March, 2003 did not include the charge recognised by the group for the ADSs issued to him under his employment agreement totaling £669,000.

Benefits include the provision of life insurance coverage and payment of temporary living and relocation expenses (2003—£75,297, which included £65,000 for the tax gross-up on the sale of Mr. Lowrey’s home). Mr. Lowrey’s benefits in the year to 31st March, 2004 include an amount paid to an independent relocation company by Danka for the difference between the appraised value/purchase price of his former home prior to relocation and the actual sales price obtained upon its resale, as well as carrying costs and expenses related to the resale of the home (£471,308: 2003—£nil). These amounts are required under English law to be included in the table above but are not included in the “Summary Compensation” Table later in this report as they are not considered benefits or compensation of Mr. Lowrey under applicable U.S. regulations.

Executive directors’ bonuses

Discretionary bonuses in the year to 31st March, 2004 totaled £88,652 (2003—£129,000). Bonuses totaling £228,115 (2003—£423,000) were annual incentive awards based on pre-established performance goals.

Share options

The aggregate emoluments disclosed above do not include any amounts for the value of options to subscribe for ADSs (each of which is equivalent to four ordinary shares in the company) granted to or held by the directors. Details of the options (for which there are no performance criteria relating to their exercise) to subscribe for ADSs held during the year by directors who held office at any time during the year ended 31st March, 2004 are as follows:

Directors:	As at 1st April, 2003	Granted/ (Cancelled)	As at 31st March, 2004	Date of Grant	Exercise Price
P. Lang Lowrey, III	1,000,000	—	1,000,000	1st Mar., 2001	$0.690

One-third of the options held by Mr. Lowrey vested on each of 1st March, 2002, 1st March, 2003 and 1st March, 2004, at which time they became exercisable by him. Mr. Lowrey’s options expire on 28th February, 2011. The closing market price of an ADS on 31st March, 2004 was $4.29. Between 1st April, 2003 and 31st March, 2004, the highest market price and lowest market price for an ADS were $5.00 and $2.01 respectively.

At 1st April, 2004, the date of his appointment to the board, Todd L. Mavis held options to acquire a total of 505,000 ADSs at prices ranging between $0.88 and $3.96 of which 271,666 were exercisable and none are currently subject to performance conditions.

Danka 2002 Outside Director Stock Compensation Plan

The aggregate emoluments disclosed above include the entitlement of the non-executive directors (other than Mr. Singleton and Mr. Harned) to receive ADSs pursuant to the 2002 Outside Director Stock Compensation Plan. As noted above, no shares were issued under the plan during the year to 31st March, 2004. The number of ADSs issued in the year to 31st March, 2003 were as follows:

Directors:	Year to 31st March, 2003
Kevin C. Daly	9,740
Jamie W. Ellertson	8,928
Michael B. Gifford	9,740
Richard M. Haddrill	9,740
W. Andrew McKenna	9,740
J. Ernest Riddle	9,740
Erik Vonk	—
C. Anthony Wainwright	9,740

The shares vested on 5th March, 2004.

Directors’ Interests

The directors’ beneficial interests in the ordinary share capital of the company are set out below:

At 31st March,	2004	2003*
P. Lang Lowrey, III	76,920	69,600
Kevin C. Daly	38,960	38,960
Jamie W. Ellertson	35,712	35,712
Michael B. Gifford	54,960	54,960
Richard M. Haddrill	38,960	38,960
W. Andrew McKenna	38,960	38,960
J. Ernest Riddle	58,960	58,960
James L. Singleton	40,000	40,000
Erik Vonk	—	—
C. Anthony Wainwright	—	56,460

*	or date of appointment, if later.

James L. Singleton and Christopher B. Harned are the President and Managing Director of The Cypress Group LLC, respectively, which has an interest in convertible participating shares which are convertible into Ordinary shares as discussed in the Directors’ report. Both disclaim beneficial ownership of such shares.

There have been no changes in the number of options held, nor the holdings shown above since the year end until the date of the signing of the directors’ report. The directors’ interests shown above include the total number of ADSs (one ADS is equivalent to four Ordinary shares) issued to non-executive directors under the Danka 2002 Outside Director Stock Compensation Plan.

The directors’ remuneration report was approved by the board on 30th June, 2004 and signed on its behalf by:

Todd L. Mavis, Director

MANAGEMENT

Directors and Executive Officers

The table below contains information regarding our current directors and executive officers and the current directors and executive officers of our primary operating subsidiaries. The executive officers serve at the pleasure of the respective boards of directors.

Name	Age	Position(s)	Financial Expert	Nominations Committee Member	Audit Committee Member	Human Resources Committee Member	Director’s Rotation
P. Lang Lowrey, III	50	Chairman of the Board of Directors	—	—	—	—	2004
Todd L. Mavis	43	Chief Executive Officer and Director	—	—	—	—	2004
Kevin C. Daly	59	Director	—	—	—	—	2005
Jaime W. Ellertson	46	Director	—	—	—	—	2006
Michael B. Gifford	68	Director	—	Xc	X	—	2004
Richard M. Haddrill	51	Director	X	X	X	—	2005
Christopher B. Harned	41	Director	—	—	—	—	2005
W. Andrew McKenna	58	Director	X	—	Xc	—	2005
J. Ernest Riddle	62	Director	—	—	—	X	2006
James L. Singleton	48	Director	—	X	—	Xc	2006
Erik Vonk	51	Director				X	2004
Paul G. Dumond	49	Secretary	—	—	—	—	—
Jeffrey H. Foster	41	Senior Vice President, Finance and Corporate Controller	—	—	—	—	—
Keith J. Nelsen	40	General Counsel and Chief Administrative Officer	—	—	—	—	—
Michael D. Popielec	42	Chief Operating Officer, Danka Americas	—	—	—	—	—
Donald W. Thurman	58	Chief Marketing Officer	—	—	—	—	—
Peter Williams	51	President and Chief Operating Officer, Danka Europe/Australia	—	—	—	—	—
F. Mark Wolfinger	49	Executive Vice President and Chief Financial Officer	—	—	—	—	—

C—Chairman of the Committee

P. Lang Lowrey, III.    Mr. Lowrey was appointed our chief executive officer and director effective March 1, 2001 and was appointed chairman of our Board of Directors effective January 13, 2002. On April 1, 2004, Mr. Lowrey relinquished his role as chief executive officer. From 2000 to February 2001, Mr. Lowrey served as chief executive officer of eMag Solutions, LLC, a worldwide data storage solutions and services company and as chairman of eMag since 1999. From 1995 to 1997, Mr. Lowrey served as chairman and chief executive officer of Anacomp, Inc., an imaging solutions and services company. From 1997 to 1998, Mr. Lowrey was chairman emeritus of Anacomp. Since 1997, Mr. Lowrey has been the managing partner of Buckhead Angels, an e-commerce venture capital group.

Todd L. Mavis.    Mr. Mavis was appointed our chief executive officer and director effective April 1, 2004. From July 2001 through March 2004, Mr. Mavis served as president of our U.S. business unit. From 1997 to 2001, Mr. Mavis was executive vice president of Mitchell International, a leading information provider and software developer for insurance and related industries. From 1996 to 1997, Mr. Mavis was senior vice president—worldwide sales and marketing of Checkmate Electronics, Inc, a NASDAQ National Market listed company. For the last 16 years, Mr. Mavis has been involved in the information technology industry and has been heavily involved in the re-engineering of several companies, including Attachmate and Memorex Telex.

Kevin C. Daly.    Mr. Daly was appointed to our Board of Directors in January 2002. Since October 2001, Mr. Daly has been chief technical officer of Storage Solutions Group, a leading supplier of data protection devices for computer networks. From 1991 to 2001, Mr. Daly served as chief executive officer and president of Quantum ATL which was merged into Storage Solutions Group in 2001.

Jaime W. Ellertson.    Mr. Ellertson was appointed to our Board of Directors in November 2002. He has served as chief executive officer of S1, a NASDAQ National Market listed software company, since November 2000 and as a director since January 2001. Prior to joining S1, Mr. Ellertson served as executive vice president and general manager of worldwide strategic operations for BroadVision, Inc., a provider of self-service applications, from April 2000 until November 2000. From January 1997 until April 2000, Mr. Ellertson held the executive positions of chairman of the board and chief executive officer of Interleaf, Inc., a privately held provider of software tools for e-content management that was acquired by Broadvision, a NASDAQ National Market listed software company. Mr. Ellertson is a director of Trigo Technologies, Inc., a privately held software company and Apropos Technology, Inc., a NASDAQ National Market listed software company.

Michael B. Gifford.    Mr. Gifford was appointed to our Board of Directors in September 1999. He was chairman of our Board of Directors from March 1, 2001 to January 13, 2002. Mr. Gifford was our interim chief executive officer from October 2000 to February 2001. From 1983 through 1996, Mr. Gifford was group chief executive of the Rank Organization Plc, a London based leisure and entertainment conglomerate and the joint venture partner for Xerox operations outside the Americas. During that period, he served as the Rank representative on the Rank Xerox board. Mr. Gifford also served on the Board of Directors of English China Clays Plc from 1992 to 1999. He is currently a director of The Gillette Company, a New York Stock Exchange listed global consumer products company.

Richard M. Haddrill.    Mr. Haddrill was appointed as a director in February 2002 and is a financial expert as such term is defined in Item 401(h)(2) of Regulation S-K. Beginning July 1, 2004, Mr. Haddrill is the chief executive officer of Alliance Gaming Corporation, a New York Stock Exchange listed company that provides games and systems to the casino and video lottery industry. Mr. Haddrill is currently the vice chairman of the Board of Directors of Manhattan Associates, a NASDAQ National Market listed company, which provides supply chain execution and collaborative commerce solutions, where he also served as president and chief executive officer from 1999 to 2004. From 1994 to 1999, Mr. Haddrill served as president and chief executive officer of Powerhouse Technologies, Inc., a company that provides technology to the gaming industry. Mr. Haddrill also spent 16 years with Ernst & Young with the last 6 years as a partner. He is currently a director of Alliance Gaming Corporation, a New York Stock Exchange listed diversified gaming company and OutlookSoft, Inc. (a privately held company).

Christopher B. Harned.    Mr. Harned was appointed as a director in March 2002. Mr. Harned has been a managing director of The Cypress Group L.L.C., a private equity fund, since November 2001. From 1985 to 2001, Mr. Harned was with Lehman Brothers, most recently as head of the Global Consumer Products Merger and Acquisitions division. Mr. Harned also served as a member of Lehman Brothers’ Investment Banking Business Development Committee. Mr. Harned also serves on the Board of Directors of the Meow Mix Company. Mr. Harned was designated by the owners of the convertible participating shares as one of their nominees to serve on the Board of Directors.

W. Andrew McKenna.    Mr. McKenna was appointed as a director in February 2002 and is a financial expert pursuant to Item 401(h)(2) of Regulation S-K. Mr. McKenna was the president and director of

SciQuest.com, a NASDAQ National Market listed company, from December 1999 to December 2000. Mr. McKenna served from 1990 to 1999 in a variety of roles for Home Depot, most recently as senior vice president, strategic business development and import/logistics. Mr. McKenna also spent 16 years with Deloitte & Touche, with the last 10 years as a partner. Mr. McKenna also serves on the Board of Directors of Auto Zone, Inc., a New York Stock Exchange listed company.

J. Ernest Riddle.    Mr. Riddle was appointed as a director in January 1998. From March 1997 to July 1999, Mr. Riddle was president and chief operating officer of Norrell Services, Inc., an outsourcing information technology and staffing services company based in Atlanta, Georgia. Before joining Norrell, Mr. Riddle spent four years with Ryder System, Inc., a logistics and transportation group, primarily in marketing and sales. Mr. Riddle served Xerox Corporation for 26 years in a variety of positions which included Vice President of Marketing and Vice President of Field Operations for the United States operations and Vice President of Marketing and Sales for the European operations. Mr. Riddle serves on the Board of Directors of AirNet Systems, Inc, a provider of time-sensitive small package delivery services. He also serves as a trustee of Brevard College and is on the board of visitors of the University of North Carolina.

James L. Singleton.    Mr. Singleton was appointed as a director in December 1999. In 1994 Mr. Singleton formed The Cypress Group LLC, a private equity fund, and currently serves as president. Previously, Mr. Singleton was a managing director in Lehman Brothers’ Merchant Banking Group. Mr. Singleton serves on the Board of Directors of WESCO International Inc., ClubCorp Inc., The Meow Mix Company and L.P. Thebault Company. Mr. Singleton was designated by the owners of the convertible participating shares as one of their nominees to serve on the Board of Directors.

Erik Vonk.    Mr. Vonk was appointed as a director in February 2004. Mr. Vonk has served as chairman of the Board of Directors and chief executive officer of Gevity, a NASDAQ National Market listed services company since April 2002. Mr. Vonk was retired from February 2001 to April 2002. Mr. Vonk was formerly President and Chief Executive Officer of Randstad North America from 1992 through 2001, a subsidiary of Randstad Holding NV, a worldwide staffing services provider, where he was responsible for organizing the North American operations. In addition, Mr. Vonk served as a member of the Executive Board of Bank Cantrade AG from 1989 to 1992.

Paul G. Dumond.    Mr. Dumond has been our company secretary since March 1986. He is a chartered accountant. Mr. Dumond is also the owner and director of Nautilus Management Limited, a management services company and he is a non-executive director of Mid-States PLC. He was formerly a non-executive director of Redbus Interhouse PLC which provides internet co-location services.

Jeffrey H. Foster.    Mr. Foster was appointed Senior Vice President, Finance and Corporate Controller effective October 2003. From June 2003 to October 2003, Mr. Foster served as our senior vice president of planning and analysis. From 1997 to 2003, Mr. Foster served in a variety of roles for Progress Energy Corporation, most recently as Vice President, Finance for their Progress Telecommunications subsidiary.

Keith J. Nelsen.    Mr. Nelsen was appointed Senior Vice President and General Counsel in June 2000 and as Chief Administrative Officer in January 2003. From 1997 to June 2000, Mr. Nelsen served as our associate general counsel. From 1995 to 1997, Mr. Nelsen served as vice president and associate general counsel at Nordic Track, Inc., a manufacturer and distributor of fitness equipment.

Michael D. Popielec.    Mr. Popielec was appointed as the Chief Operating Officer of our Americas division effective April 1, 2004. Prior to that, Mr. Popielec was President and Chief Operating Officer of our International division from April 8, 2003 to March 31, 2004. From 1985 to April 2003, Mr. Popielec served in a variety of roles with General Electric, most recently as President and chief executive officer of GE Power Controls, Industrial Systems.

Donald W. Thurman.    Mr. Thurman joined Danka in January 2002 and currently serves as executive vice president and chief marketing officer. From July 2001 to January 2002, Mr. Thurman was chief executive officer of eMag Solutions LLC, a privately-owned international data storage solutions company. Mr. Thurman also served from 1995 to 2000 in a variety of roles with Anacomp, most recently as executive vice president and chief operating officer.

Peter Williams.    Dr. Williams joined us in 2001 and currently serves as President and Chief Operating Officer of our European and Australian operations. Dr. Williams served from 1986 to 2001 in a variety of roles for Anacomp, Inc., most recently as executive vice president in charge of the International Document Solutions division.

F. Mark Wolfinger.    Mr. Wolfinger joined us in August 1998 and currently serves as our executive vice president and chief financial officer. Before his appointment to chief financial officer in December 1998, Mr. Wolfinger served as the president of our specialty markets divisions, including Canada, Latin America and Omnifax. Mr. Wolfinger served as executive vice president and chief financial officer for Hollywood Entertainment Corporation from 1997 to 1998.

Board Committees and Meetings

Our Articles of Association set the size of our Board of Directors at not less than two persons. Our Board of Directors currently consists of eleven members who serve pursuant to our Articles of Association.

We adopted a code of ethics for all of our employees’ including our principal executive officers and senior financial officers. The code of ethics is posted on our website http://www.danka.com/CodeofBusinessConduct.asp. Any amendments to the code of ethics will also be posted on our website http://www.danka.com within five business days following the date of the amendment in lieu of filing Form 8-K.

Two directors are nominated by the owners of the convertible participating shares. Currently such director-nominees are Mr. Singleton and Mr. Harned. The directors elected by the owners of the participating shares are elected by the affirmative vote of a majority of the votes cast at a class meeting of the owners of those shares. The quorum for the class meeting is two persons holding or representing by proxy at least one-third in nominal value of the participating shares in issue. Our articles of association provide that, subject to the following exception, the owners of the participating shares are entitled to appoint two directors so long as they hold, in aggregate, voting shares (including participating shares) that represent at least ten percent of the total voting rights. The owners of participating shares are entitled to appoint one participating share director if they own, in aggregate, voting shares representing less than ten percent but more than five percent of the total voting rights.

The owners of the participating shares are entitled to appoint a maximum of one participating share director if:

•	the Cypress Group LLC or its affiliates transfer participating shares to a person who is not an affiliate of them without the consent of our Board of Directors (which consent is not to be unreasonably withheld); and

•	as a result the Cypress Group LLC and its affiliates hold in aggregate less than 50.01 percent of the participating shares in issue.

Each committee of the Board of Directors must include at least one director appointed by the owners of the convertible participating shares, except as prohibited by applicable law or regulation. The right of the owners of the convertible participating shares to elect the convertible participating share directors is in addition to their right to vote with other shareholders on the appointment of directors generally.

Each director is required to retire from office at the third annual general meeting after his appointment or, if earlier, the annual general meeting which falls in the third calendar meeting after his appointment. In addition, directors may stand for re-election or be appointed by the Board of Directors. Directors appointed by the Board of Directors will hold office only until the next following annual general meeting of shareholders, when they are eligible for re-election. Any director must retire at the first annual general meeting which takes place after the director reaches the age of 70 and annually thereafter.

There is no understanding regarding any of our executive officers or directors or any other person pursuant to which any executive officer or director was, or is, to be elected or appointed to such position except for the directors appointed by the owners of the participating shares.

No executive officer or director is related to any other executive officer or director.

Our Board of Directors held nineteen (19) meetings (including conference calls) during our fiscal year 2004. Of the nineteen meetings, four (4) were held to authorize the allotment of shares (as required by English law) in connection with our obligation to pay convertible participating share dividends and six (6) were held for the authorization of specified actions. Each of those ten board meetings was attended by at least two directors, the quorum for a board meeting. Of those individuals invited, all participated in those meetings. All of our directors attended seventy-five percent (75%) or more of the remaining meetings of the board and of each committee of which he is a member except for Christopher Harned.

Nominations Committee

The Nominations Committee acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. To be considered for membership on the Board, a candidate must meet the following criteria, which are also set forth in the Policies of the Board: (a) be of proven integrity with a record of substantial achievement; (b) have demonstrated ability and sound judgment that usually will be based on broad experience; (c) be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, and Board committee meetings; (d) possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and (e) be committed to building sound, long-term Company growth. Evaluation of candidates occurs on the basis of materials submitted by or on behalf of the candidate. If a candidate continues to be of interest, additional information about her/him is obtained through inquiries to various sources and interviews.

A stockholder may recommend a person as a nominee for director by writing to the Secretary of the Company. Recommendations must be received by August 1, 2005 in order for a candidate to be considered for election at the 2005 Annual Meeting. As set forth in the Company’s Articles of Association, each notice of nomination should contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

The Nominations Committee met two (2) times in fiscal year 2004. The members of the Nominations Committee are Michael B. Gifford (chairman), Richard M. Haddrill and James L. Singleton.

The Nominations Committee Charter, the Audit Committee’s Charter, the Company’s Articles of Association and the Policies of the Board are available on the Company’s website at http://www.danka.com.

Audit Committee

The functions of our audit committee are to recommend annually to our Shareholders the appointment of our independent public accountants, discuss and review the scope and the fees of the prospective annual audit, review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with our existing major accounting and financial policies, review our financial statements, review the adequacy of our financial organization, review management’s procedures and policies relative to the adequacy of our internal accounting control, monitor compliance with relevant laws relating to accounting practices and review and approve transactions, if any, with affiliated parties. The audit committee met ten (10) times in our fiscal year 2004.

The audit committee also reviews the systems and procedures for direct communication between the audit committee and internal accounting staff and the auditors. Further information regarding our audit committee is set out in the Audit Committee Report below. The members of the audit committee are W. Andrew McKenna (chairman), Michael B. Gifford, and Richard M. Haddrill. The board has determined that Richard M. Haddrill, who is currently chief executive officer of Alliance Gaming Corporation and who previously was a partner with Ernst & Young is one of our Audit Committee financial experts. Mr. W. Andrew McKenna who has previously served as a partner with Deloitte & Touche has also been identified as an Audit Committee financial expert. The board made a qualitative assessment of Mr. Haddrill’s and Mr. McKenna’s level of knowledge and experienced based on a number of factors, including their formal education and experience and Mr. Haddrill’s former experience as a certified public accountant in public practice. Mr. Haddrill and Mr. McKenna are considered independent pursuant to Item 401(h)(1)(ii) of Regulation S-K.

Our Board of Directors and audit committee reviewed the composition of the audit committee, its scope of responsibilities and duties and its charter in light of the recent changes and proposed changes to law, regulation and best practice as applicable to audit committees. The Board of Directors adopted a new charter on 29th October, 2003, a copy of which can be found on our website at www.danka.com.

Human Resources Committee

The function of our human resources committee, which is composed of independent outside directors, is to review and approve annual salaries and bonuses for the chairman, executive directors and certain officers and to review, approve and/or generally recommend to our Board of Directors the terms and conditions of periodic stock option grants and employee benefit plans or changes thereto. The human resources committee met nine (9) times in fiscal year 2004. The members of the human resources committee are James L. Singleton (chairman), J. Ernest Riddle and Erik Vonk.

Shareholder Communication with the Board of Directors

The Company’s Board of Directors, including a majority of the Company’s independent directors, has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Persons interested in communicating with the directors regarding concerns or issues may address correspondence to a particular director, or to the Board or to the independent directors generally, in care of Danka Business Systems PLC, Attention Keith J. Nelsen, 11101 Roosevelt Boulevard, Saint Petersburg, Florida 33716. If no particular director is named, letters will be forwarded, as appropriate and depending on the subject matter, to the Chair of the Audit Committee, Human Resources Committee or Nominations Committee. Shareholders may also contact the Board of Directors, Audit Committee, Human Resources Committee or Nominations Committee via telephone, electronic mail or the Web, as further described on the Company’s website at www.danka.com.

Board of Directors’ Attendance at Annual General Meetings

The Company currently does not have a policy with regard to board members’ attendance at annual meetings of shareholders. One board member attended the prior year’s annual meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth, as of September 15, 2004, information as to the beneficial ownership of our ordinary shares by:

•	each person known to us as having beneficial ownership of more than five percent (5%) of our equity securities;

•	each director;

•	each “named executive officer” as defined in Item 402(a)(3) of Regulation S-K under the Exchange Act; and

•	all of our directors and executive officers as a group.

	Shares Beneficially Owned as of September 15, 2004(2)
Name of Beneficial Owner(1)	Number of Ordinary Shares(10)	ADS Equivalent	Percent
Holdings of greater than 5 percent
Cypress Associates II LLC(3)	86,871,916	21,717,979	25.7%
Holdings by Directors, Named Executive Officers and all Directors and Executive Officers as a Group
Kevin C. Daly	70,208	17,552	*
Jaime W. Ellertson	66,960	16,740	*
Michael B. Gifford	86,208	21,552	*
Richard M. Haddrill	70,208	17,552	*
Christopher B. Harned	—	—	*
W. Andrew McKenna	70,208	17,552	*
J. Ernest Riddle	90,208	22,552	*
James L. Singleton(4)	86,911,916	21,727,979	25.7%
Erik Vonk	—	—	*
P. Lang Lowrey III(5)	4,076,920	1,019,230	1.6%
Todd L. Mavis(6)	1,610,133	402,533	*
Michael D. Popielec(7)	574,000	143,500
Peter Williams(8)	1,020,333	255,083	*
F. Mark Wolfinger(9)	2,634,271	658,568	1.0%
All directors and executive officers as a group (17 persons)	98,369,589	24,592,397	28.2%

(*)	Represents less than one percent (1%) of the share capital.
(1)	Except for Messrs. Popielec and Wolfinger and Dr. Williams, all of the listed individuals are currently directors. Messrs. Mavis, Popielec and Wolfinger and Dr. Williams are executive officers.
(2)	Except as otherwise indicated, all ordinary shares and ADSs are held of record with sole voting and investment power.
(3)	Consists of:

•	256,779 convertible participating shares which are convertible, as of September 15, 2004, into 82,565,488 ordinary shares, beneficially owned by Cypress Merchant Banking Partners II L.P.;

•	10,916 convertible participating shares which are convertible, as of September 15, 2004, into 3,509,964 ordinary shares, beneficially owned by Cypress Merchant Banking II C.V.; and

•	2,477 convertible participating shares which are convertible, as of September 15, 2004, into 796,464 ordinary shares, beneficially owned by 55th Street Partners II L.P.

Cypress Associates II LLC, as well as James A. Stern, Jeffrey P. Hughes, James L. Singleton and David P. Spalding (each a “Managing Member” of Cypress Associates II LLC), may be deemed to beneficially own these shares. However, Cypress Associates II LLC and each Managing Member disclaim beneficial ownership. The share and percentage ownership figures are calculated at the conversion rate as of September 15, 2004 of 323.343 ordinary shares for each convertible participating share. The principal business and office address of Cypress Associates II LLC and the Managing Members is 65 East 55th Street, New York, NY 10022.

(4)	Includes 270,172 convertible participating shares which are convertible, as of September 15, 2004, into 86,871,916 ordinary shares beneficially owned by affiliates of Cypress Associates II LLC. Mr. Singleton is President of The Cypress Group LLC. See note 3 above. Mr. Singleton disclaims beneficial ownership of such shares.
(5)	Includes options held by Mr. Lowrey to purchase 1,000,000 ADSs, equivalent to 4,000,000 ordinary shares, all of which are currently exercisable.
(6)	Includes options held by Mr. Mavis to purchase 388,333 ADSs, equivalent to 1,553,332 ordinary shares, all of which are currently exercisable.
(7)	Includes options held by Mr. Popielec to purchase 140,000 ADSs, equivalent to 560,000 ordinary shares, of which all are currently exercisable.
(8)	Includes options held by Dr. Williams to purchase 242,333 ADSs, equivalent to 969,332 ordinary shares, all of which are currently exercisable.
(9)	Includes options held by Mr. Wolfinger to purchase 641,667 ADSs, equivalent to 2,566,680 ordinary shares, all of which are currently exercisable.
(10)	At September 15, 2004 a total of 251,702,199 ordinary shares were outstanding. Pursuant to the rules of the SEC, ordinary shares or ADSs that a person has a right to acquire within 60 days of the date hereof pursuant to the exercise of stock options or the conversion of our participating shares are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

On September 15, 2004, The Bank of New York, as depositary for our ADS program, held 49,386,270 ADSs representing 78% of the ordinary shares in issue.

Equity Compensation Plan Information

The following table provides a summary of all equity compensation plans and individual compensation arrangements (whether with employees or non-employees, such as directors, consultants, advisors, vendors, customers, suppliers and lenders) in effect as of March 31, 2004.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)
Equity compensation plans approved by security holders	8,509,258	$4.38	9,490,742
Equity compensation plans not approved by security holders	—	—	—
Total	8,509,258	$4.38	9,490,742

Note: All figures for numbers of securities in the table are for American depositary shares.

The information contained in the following sections “Report of the Human Resources Committee”, “Performance Graph” and “Report of the Audit Committee” is not deemed to be “Soliciting Material” or to be “Filed” with the United States Securities and Exchange Commission or subject to Regulation 14A under the United States Securities Exchange Act of 1934, or to the liabilities of Section 18 of the United States Securities Exchange Act of 1934.

REPORT OF THE HUMAN RESOURCES COMMITTEE

Compensation Philosophy

The guiding philosophy of our executive compensation program is to:

•	provide an industry-competitive program with emphasis on incentive pay which links pay to performance, both long and short term, and

•	ensure that executive compensation over time closely reflects long term shareholder return.

Compensation of our top executives is reviewed and approved by our human resources committee, which, at the end of fiscal 2004 was comprised of three non-employee directors. The human resources committee has access, at its discretion, to compensation consultants and survey information on executive compensation in comparable companies. In determining the compensation of top executives, the generally accepted practices on executive compensation in the geographic markets in which they are principally based are taken into account.

Compensation Elements

There are three elements to our executive compensation program:

•	base salary, other benefits and relevant perquisites,

•	annual incentives, and

•	long term incentives—currently executive share options, stock appreciation rights and restricted share programs.

Base salary

Base salaries for our senior executives are designed to be generally competitive with other companies operating in our industry, related industries or with head offices geographically close to our own. Such companies include Xerox, Ikon Office Solutions, Imagistics International and Global Imaging Systems, Inc. We did not include Pitney Bowes in the peer group shown in the performance graph contained in this document because only a part of its business is similar to our own and we do not believe that it is one of our direct competitors.

Actual base salary levels vary from this target level based upon the potential impact of the individual executive, the skills and experience that the executive brings to the job and the individual’s performance.

Further details of other benefits and perquisites provided are given below.

Annual and long term incentives

Annual performance based incentive compensation for executives, including our chief executive officer, which is based on pre-established performance goals, which are determined annually, and, in the year to March 31, 2004, principally comprised of EBITDA (earnings before interest, taxes, depreciation and amortization), and strategic growth initiative targets. The bonuses are payable quarterly in cash. Certain executives are eligible for incentive compensation based on business unit operating performance. In addition, performance compensation may be earned for achievement of personal goals as approved by the human resources committee. The maximum annual incentives for executives range from 50% to 200% of base salary based on performance metrics that are pre-determined or approved by the human resources committee.

Long term incentive compensation currently consists mainly of the award of stock options. The number of stock options awarded to an executive is based on the executive’s position within the organization. Option grants are typically considered each financial year. Stock options to individuals are effectively limited under the current rules of our stock option plans to awards of options to acquire up to 4,000,000 ordinary shares (or the equivalent thereof in American depositary shares) in total in any five-year period. Stock options are granted at the fair market value on the date of the grant, have a 10-year maximum term and may generally be exercised as to one-third of the number of shares one year after the date of grant, the next one-third two years after the date of grant, and the final one-third three years after the date of the grant (although certain options have been granted on different vesting terms which generally provide for accelerated vesting in the achievement of certain performance objectives).

Other benefits

We may provide other benefits (including perquisites) to our senior executives in line with accepted practice in the geographic territories in which they are based. These include the use of a company car or the provision of a car allowance, health insurance, life insurance and 401(k) plans.

2004 Compensation for the Chief Executive Officer and Chairman of the Board—See Remuneration Report above.

In determining Mr. Mavis’s 2005 base salary, the Committee reviewed his accomplishments and developed an evaluation of his performance. It also engaged the services of an independent outside consultant to review reported base salary information for the chief executive officers of the other companies in the peer group described above as well as the salaries of chief executive officers of other companies of comparable size. Based upon this evaluation and its review of relevant market data, the Committee increased Mr. Mavis’s annual base salary to $500,000.

The members of the human resources committee are James L. Singleton (Chairman), J. Ernest Riddle and Erik Vonk.

Signed on behalf of the human resources committee by

James L. Singleton (Chairman) J. Ernest Riddle Erik Vonk

EXECUTIVE COMPENSATION

Compensation of Executive Officers and Directors

The table below contains information about the annual and long-term compensation for services rendered in all capacities for the last three (3) fiscal years for our Chairman and our four other most highly compensated executive officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Compensation	Restricted Stock	Number Of Options/ SARs(1)	All Other Compensation
P. Lang Lowrey III Chairman	2004 2003 2002	$650,000 647,115 500,000	$535,969 755,120 1,500,000		— — —	— — —	— — —	$64,650 116,334 102,632	(2) (3) (2)

Todd L. Mavis Chief Executive Officer	2004 2003 2002	375,001 375,001 242,308	163,220 334,763 370,187	(5) (6)	— — —	— — —	40,000 40,000 425,000	71,207 67,759 387,398	(2) (2) (7)

F. Mark Wolfinger Executive Vice President And Chief Financial Officer	2004 2003 2002	450,897 488,781 488,781	287,890 425,190 924,239		— — —	— — —	— 40,000 75,000	— 9,000 8,981	(4) (4)

Peter Williams President and Chief Operating Officer, Danka Europe/Australia	2004 2003 2002	236,880 216,349 138,968	83,664 118,889 236,510		— — —	— — —	40,000 40,000 225,000	16,243 13,908 5,956	(8) (8) (8)

Michael D. Popielec(9) Chief Operating Officer, Danka Americas	2004 2003 2002	359,136 — —	42,348 — —		— — —	— — —	440,000 — —	346,331 — —	(10)

(1)	The stock options granted are to acquire ADSs. Each American depositary share represents four ordinary shares. All numbers shown in the above table represent American depositary shares. All options were granted at the fair market value of the ADSs on the date of the grant.
(2)	The amount listed represents temporary living expenses and relocation reimbursements.
(3)	The amount listed represents temporary living expenses, relocation reimbursements, expenses related to the sale of Mr. Lowrey’s principal residence and a $100,000 tax gross-up on the sale of the home for fiscal year 2003.
(4)	The amount listed represents life insurance premiums pursuant to Mr. Wolfinger’s employment contract.
(5)	The amount listed includes a $100,000 anniversary bonus.
(6)	The amount listed includes a $50,000 signing bonus.
(7)	The amount listed for fiscal year 2002 includes a $75,000 relocation bonus, a $202,000 housing bonus that was grossed up to $286,322 for tax purposes and $26,076 of temporary living expenses and relocation reimbursements.
(8)	The amount listed represents an automobile allowance.
(9)	Mr. Michael D. Popielec began serving as an executive officer in fiscal year 2004.
(10)	The amount listed represents $200,000 for relocation expenses, temporary living and other related costs that was grossed up to $342,608 for tax purposes and $3,723 of temporary living expenses.

Share Option Plans

We have options outstanding under our share option plans. The options granted are for the right to acquire ordinary shares or ADSs. The table below provides information concerning options issued under our share option plans to our named executive officers who received a grant of options during fiscal year 2004. We did not grant any stock appreciation rights during fiscal years 2004, 2003 and 2002.

Option Grants in Fiscal 2004—Individual Grants

Name	Number of Options Granted(1)		% of Total Options Granted to Employees in Fiscal 2004	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value At Assumed Annual Rates Of Share Price Appreciation For Option Term(2)
						5%	10%
Todd L. Mavis	40,000	(3)	2.0%	2.42	9/4/2013	60,877	154,274
Michael D. Popielec	40,000	(3)	2.0%	2.42	9/4/2013	60,877	154,274
Michael D. Popielec	400,000	(3)	20.4%	3.88	7/3/2013	976,044	2,473,488
Peter Williams	40,000	(3)	2.0%	2.42	9/4/2013	60,877	154,274

(1)	The options granted are for ADSs.
(2)	The United States dollar amounts under these columns are the result of calculations at 5% and 10% which reflect rates of potential appreciation set by the SEC. Therefore these calculations are not intended to forecast possible future appreciation, if any, of our ordinary share or ADS price. Our stock options are granted with a pence per ordinary share or United States dollar per ADS exercise price.
(3)	Options vest in three equal annual installments beginning after the first anniversary date.

The table below provides detailed information concerning aggregate share option/stock appreciation rights values at the end of fiscal year 2004 for unexercised share options/SARs held by each of our named executive officers. No share options/SARs were exercised by any named executive officer in fiscal year 2004.

Aggregate Options/SARs Exercised In Fiscal Year 2004 And Fiscal Year-End Option/SAR Values

Name	Number of American Depositary Shares Acquired on Exercise(1)	Value Realized	Number of Unexercised Options/SARs At Fiscal Year-End Exercisable/ Unexercisable	Value of Unexercised In- the-Money Options/SARs At Fiscal Year-End Exercisable/Unexercisable
P. Lang Lowrey III	—	—	1,000,000/0	$ 3,460,000/$0
Todd L. Mavis	—	—	271,666/233,334	860,315/651,935
Michael D. Popielec	—	—	0/440,000	0/238,800
Peter Williams	—	—	171,666/133,334	517,982/310,268
F. Mark Wolfinger	—	—	641,669/43,331	144,983/48,967

(1)	The options granted are for ADSs. The options were granted at the fair market value of the ADSs on the date of the grant. Each American depositary shares represents four ordinary shares.

Compensation of Directors—See Remuneration Report above

Any director serving as an executive officer did not receive any directors’ fees.

Human Resources Committee Interlocks and Insider Participation

None of the members of our human resources committee have at any time been an executive officer. There were no human resources committee interlocks or insider participation in compensation decisions in fiscal year 2004.

Change of Control Agreements

Each of P. Lang Lowrey, III, Todd L. Mavis, Michael D. Popielec, Peter Williams and F. Mark Wolfinger has a change of control agreement with Danka Business Systems PLC and Danka Office Imaging Company.

Under each change of control agreement, if the relevant executive’s employment is terminated without cause, other than due to death, disability, or retirement, or the executive terminates his employment for good reason, in either case within two years after a change of control, the relevant executive will be entitled to receive the severance benefits described below. “Good reason” includes an adverse change in the relevant executive’s status or position, decrease in base salary, relocation, or our failure to continue in effect any compensation or benefit plan.

The severance benefit entitlements under the change of control agreement include:

•	a lump-sum cash payment, in an amount equal to two times base salary for Mr. Lowrey, Mr. Mavis, Mr. Popielec and Mr. Wolfinger and equal to base salary for Dr. Williams. “Base salary” is the salary being earned either at the time of the change of control, or at the time of the termination of the relevant executive’s employment, whichever is greater;

•	a pro rata annual bonus for the fiscal year of termination calculated as if our financial performance targets for that fiscal year were deemed to be satisfied at the level equal to the performance achieved through the date of termination or, if greater, the pro rata amount of any performance bonus that the relevant executive is guaranteed to receive for the fiscal year;

•	an amount equal to two times, in the case of Mr. Lowrey, Mr. Mavis, Mr. Popielec and Mr. Wolfinger (none for Dr. Williams), the relevant executive’s annual bonus for the fiscal year of termination, calculated as if our financial performance targets for that fiscal year were deemed to be satisfied at a level equal to the performance achieved through the date of termination or, if greater, any performance bonus that the relevant executive is guaranteed to receive for that fiscal year;

•	continued coverage under our welfare plans for up to 24 months in the case of Mr. Wolfinger and Mr. Popielec and 12 months in the case of Mr. Lowrey and Mr. Mavis (none for Dr. Williams); and

•	the immediate vesting and exercisability of the respective executive’s stock options for three years following termination of the executive’s employment.

Each change of control agreement provides that the relevant executive will be reimbursed for any federal excise taxes imposed on payments that constitute excess “golden parachute payments.”

A “change of control” occurs for the purposes of the change of control agreements if:

•	any person or group unaffiliated with us acquires securities representing more than 30 percent of our shareholder voting power;

•	a merger or consolidation involving us is consummated and results in less than 50 percent of the outstanding voting securities of the surviving or resulting entity being owned by our then existing stockholders;

•	we sell substantially all of our assets, or substantially all of the assets of Danka Holding Company, to a person or entity which is not our wholly-owned subsidiary or any of our affiliates; and

•	during any period of two consecutive years, individuals who, at the beginning of such period, constituted our Board of Directors cease to constitute at least a majority of our Board of Directors, unless the election or nomination for election for each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

Each change of control agreement will remain in effect until the time that the relevant executive is terminated in circumstances which do not entitle the executive to severance payments under his agreement. The change of control agreements will not expire earlier than two years after the effective date of any change of control.

Employment Agreements—Current Employees

P. Lang Lowrey III—See Remuneration Report above.

Todd L. Mavis—See Remuneration Report above.

Michael D. Popielec, Peter Williams and F. Mark Wolfinger

Each of Mr. Popielec and Mr. Wolfinger has employment agreements with Danka Office Imaging Company, Danka Business Systems PLC and Danka Holding Company. Dr. Williams has an employment agreement with Danka Business Systems PLC. Each agreement provides for:

•	a minimum annual base salary;

•	an annual target bonus of up to 67% of base salary for Mr. Popielec, £100,000 for Dr. Williams and 60% of base salary for Mr. Wolfinger, for achieving certain financial and performance targets as determined by the Compensation Committee of the Board.

•	stock option grants consistent with the relevant executive’s position; and

•	payment of other vested benefits due to the executive under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Popielec’s employment agreement is dated March 28, 2003 and his current annual base salary is $400,000.

Dr. Williams’s employment agreement is dated July 23, 2001 and his current annual base salary is £140,000.

Mr. Wolfinger’s employment agreement is dated March 3, 2004 and his current annual base salary is $350,000.

In the event that any of Mr. Popielec’s, Dr. Williams’ or Mr. Wolfinger’s employment agreement is terminated other than by us for cause or by reason of the relevant executive’s death, we must provide the relevant executive with:

•	a termination payment, in an amount equal to twice Mr. Popielec’s and Mr. Wolfinger’s base salary and equal to base salary for Dr. Williams. The termination payment is payable in installments over a twelve month period for Mr. Popielec and Dr. Williams and for Mr. Wolfinger one half of such termination payment is payable immediately with the remainder over a twelve month period;

•	a proportionate amount of any performance bonus that would have been payable to the relevant executive for the fiscal year in which termination occurs (two times the targeted bonus for Mr. Popielec);

•	medical, hospitalization, life and other insurance benefits for the relevant executive and his family (none for Dr. Williams) for up to two years after the termination date;

•	immediate vesting of stock options with a two year exercise period (or, in the case of Mr. Wolfinger, a three year exercise period); and

•	other vested benefits payable to the relevant executive under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Each of Mr. Popielec’s, Dr. Williams’ and Mr. Wolfinger’s employment agreement requires the relevant executive to comply with worldwide non-compete and confidentiality provisions following termination of employment for two years in the case of mr. Popielec and mr. Wolfinger and one year for Dr. Williams.

Employment Agreement—Former Employee

None

PERFORMANCE GRAPH

COMPARISON OF FIVE (5) YEAR CUMULATIVE TOTAL RETURN* AMONG DANKA BUSINESS SYSTEMS PLC,** S&P 500 INDEX AND PEER GROUP***

Assumes $100 invested on April 1, 1999 in Danka Business Systems PLC, S&P 500 Index and a peer group. Comparison is made for the five (5) year period from March 31, 1999 to March 31, 2004, with the base measurement point fixed at the close of trading on March 31, 1999. Danka’s fiscal year ends on March 31.

*	Total return assumes reinvestment of any dividends for all companies considered within the comparison and is based on the current four-to-one ratio of our ordinary shares to each American depositary share.

**	Assumes investment in our American depositary shares traded on the NASDAQ SmallCap Market.

***	The peer group consists of Xerox Corp., Ikon Office Solutions Inc. and Global Imaging Systems, Inc., all of which are engaged in the photocopier and office imaging business.

Note: The performance shown on the graph above is not necessarily indicative of future ordinary share or American depositary share price performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We do not have any relationships and transactions between affiliated parties and us.

Future relationships and transactions, if any, with affiliated parties will be approved by a majority of our independent outside directors and our audit committee and will be on terms no less favorable to us than those that could be obtained from unaffiliated parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and holders of more than ten percent (10%) of our ordinary shares to file with the United States Securities and Exchange Commission initial reports of ownership and reports of change in ownership of our ordinary shares and other equity securities. Based solely on our review of Forms 3, 4, and 5 furnished to Danka or written representations from certain persons that no Forms 5 were required for those persons, we believe that during our 2004 fiscal year, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to our directors, officers and 10% beneficial owners were timely satisfied.

INDEPENDENT AUDITORS FEES

We understand the need for Ernst & Young LLP, or E&Y, to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of E&Y, our audit committee has restricted the non-audit services that E&Y may provide to us primarily to tax services; audit services and audit-related services. It is also the committee’s goal that the fees which the company pays E&Y for non-audit services should not exceed the audit fees paid to E&Y, a goal which the company achieved in 2004.

The audit committee has also adopted policies and procedures for pre-approving all audit and non-audit work performed by E&Y. Specifically, the committee has pre-approved the use of E&Y for detailed, specific types of services within the following categories of non-audit services: tax services; internal control testing; employee benefit plan audits; and reviews and procedures that the company requests E&Y to undertake to provide assurances of accuracy on matters not required by laws or regulations. In each case, the committee has required management to report the specific engagements to the committee on a quarterly basis and to obtain specific pre-approval from the committee for any engagement.

The aggregate fees billed for professional services by E&Y in fiscal year 2004 and KPMG Audit Plc in 2004 and 2003 for various services were:

	Fiscal Year 2004		Fiscal Year 2003
	E&Y LLP	KPMG Audit Plc	KPMG Audit Plc
Audit Fees	$3,042,000	$710,000	$3,172,000
Audit-Related Fees	10,000	—	—
Tax Fees(1)	2,148,000	—	—
All Other Fees(2)	572,000	28,600	—

Total	$5,772,000	$738,600	$3,172,000

(1)	This amount includes fees and expenses related to assistance with periodic tax filings; federal, state, local and foreign tax audits; corporate restructuring advice; and other tax related projects.
(2)	This amount includes fees and expenses related to internal audit assistance associated with IT system implementations and process and control reviews. This work was performed prior to E&Y’s appointment as our independent auditors.

REPORT OF THE AUDIT COMMITTEE

Our Board of Directors adopted a written charter for our audit committee on October 29, 2003. A copy of the charter can be found on our website at www.danka.com.

Our audit committee consists of three directors. Mr. Haddrill and Mr. McKenna are independent directors for the purposes of the National Association of Securities Dealers’ (“NASD”) listing standards. Mr. Gifford is not independent for the purposes of the NASD listing standards because he has served as our chief executive officer and chairman during the past three years. Our Board of Directors has determined that Mr. Gifford’s membership of the audit committee is in the best interests of our company because of Mr. Gifford’s experience of the photocopier industry and his financial and accounting knowledge.

Our audit committee has reviewed and discussed the audited financial statements for our 2004 fiscal year with management and with Ernst & Young. Specifically, the audit committee has discussed with Ernst & Young the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as may be modified or supplemented, which includes, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The audit committee has received the written disclosures and the letter from Ernst & Young LLP, required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees. The audit committee has considered whether Ernst & Young’s provision of non-audit services to the company is compatible with maintaining Ernst & Young’s independence. Additionally, the audit committee has discussed with Ernst & Young the issue of its independence from the company.

Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2004.

Signed on behalf of the Audit Committee by

W. Andrew McKenna (Chairman) Michael B. Gifford Richard M. Haddrill

NO DISSENTERS’ OR APPRAISAL RIGHTS

Ordinary shareholders, convertible participating shareholders and holders of American depositary shares do not have any rights of appraisal or similar rights of dissenters, regardless of whether they vote for or against any resolutions being proposed at our 2004 annual general meeting.

SHAREHOLDERS PROPOSALS

FOR PRESENTATION AT OUR 2005 ANNUAL GENERAL MEETING

If an ordinary shareholder, convertible participating shareholder or a holder of American depositary shares desires to present a proposal for action at the annual general meeting to be held in 2005, and the proposal conforms to the rules and regulations of the Securities and Exchange Commission and is in accordance with other U.S. federal laws and English law, we must have received the proposal by August 16, 2005 to be included in our proxy statement and proxy for the 2005 annual general meeting. This requirement is without prejudice to the rights under the United Kingdom Companies Act of ordinary shareholders and convertible participating shareholders to propose resolutions that may properly be considered at the 2005 annual general meeting.

OTHER BUSINESS

Under our Articles of Association, an ordinary shareholder or convertible participating shareholder can present other business at an annual meeting, including the nomination of candidates for director, only if written notice of the business or candidates is received 48 hours before the meeting. There are other procedural requirements in the Articles of Association pertaining to shareholder proposals and director nominations. Any shareholder may obtain a copy of the Articles of Association without charge by writing to us.

Except as set out in this proxy statement, our board is not aware of any matters that will be presented for consideration at the annual general meeting. If any other matters are properly brought before the annual general meeting including by means of amendment to any resolution, the person named in any proxy submitted by a shareholder may vote as to any such matter as he or she deems fit.

By order of the Board of Directors

DANKA BUSINESS SYSTEMS PLC

Paul G. Dumond, Company Secretary

Dated: November 5, 2004

DANKA BUSINESS SYSTEMS PLC

ANNUAL GENERAL MEETING – PROXY FORM

Ordinary Shareholders

I/We: (full name(s) in block capital letters please)

of (address) being (a) member(s) of the above-mentioned Company, hereby appoint the Chairman of the Annual General Meeting/or as my/our proxy to vote for me/us on my/our behalf at the Annual General Meeting of Danka Business Systems PLC (“Danka”) to be held at the Office of Weber Shandwick Square Mile, Fox Court, 14 Gray’s Inn Road, London WC1X 8WS at 2 p.m. London time on 7th December, 2004 and at any adjournment thereof. Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting in respect of any other business (including amendments to resolutions) which may properly come before the Annual General Meeting. I/We request such proxy to vote on the following resolutions as indicated below:

Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any instruction, the proxy will vote or abstain as he thinks fit.		For	Against
1. To re-elect Todd L. Mavis as a director
2. To re-elect Erik Vonk as a director
3. To re-elect P. Lang Lowrey, III as a director
4. To re-elect Michael B. Gifford as a director
5. To re-appoint Ernst & Young, LLP as the auditors and authorise the Board of Directors, or a duly appointed committee thereof, to fix their remuneration
6. To authorise the Board of Directors to allot equity securities
7. To empower the Board of Directors to allot equity securities, subject to certain limitations, without providing certain pre-emptive rights
8. To authorise the Board of Directors to allot equity securities relating to our convertible participating shares
9. To empower the Board of Directors to allot equity securities, subject to certain limitations, without providing certain pre-emptive rights relating to our convertible participating shares
10. To approve the directors’ remuneration report for the year ended 31st March, 2004

Dated: 2004

Signed:

Notes:

1.	To be effective this form must be deposited with Danka’s Registrars, Computershare Investor Services PLC, PO Box 1075, Bristol BS99 3FA not later than 2 p.m. London time on 5th December, 2004, together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof or a copy certified in accordance with the Powers of Attorney Act 1971. Members who are not resident in the United Kingdom will need to attach appropriate postage to the reverse of this card in order to ensure that their form is received in time.
2.	Where the member is a corporation, this form must be executed under seal or by an officer or attorney duly authorised by the corporation.
3.	In the case of joint holders, any of them can sign and submit a proxy form but where more than one joint holder does so, the form submitted by the senior will be accepted to the exclusion of the others, seniority being determined for these purposes by the order in which the names stand on the Register in respect of each share.
4.	A member may appoint one or more proxy(ies) of his own choice in which case the words “the Chairman of the Annual General Meeting/or” should be deleted, and the name(s) of the person(s) appointed as proxy(ies) should be inserted in the space provided. A proxy need not be a member of Danka.
5.	Deposit of an instrument of proxy does not preclude a member from attending and voting in person at the meeting or any adjournment thereof.

DANKA BUSINESS SYSTEMS PLC

ANNUAL GENERAL MEETING – PROXY FORM

6.50% Senior Convertible Participating Shareholders

I/We: (full name(s) in block capital letters please)

of (address) being (a) member(s) of the above-mentioned Company, hereby appoint the Chairman of the Annual General Meeting/or as my/our proxy to vote for me/us on my/our behalf at the Annual General Meeting of Danka Business Systems PLC (“Danka”) to be held at the Office of Weber Shandwick Square Mile, Fox Court, 14 Gray’s Inn Road, London WC1X 8WS at 2 p.m. London time on 7th December, 2004 and at any adjournment thereof. Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting in respect of any other business (including amendments to resolutions) which may properly come before the Annual General Meeting. I/We request such proxy to vote on the following resolutions as indicated below:

Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any instruction, the proxy will vote or abstain as he thinks fit.		For	Against
1. To re-elect Todd L. Mavis as a director
2. To re-elect Erik Vonk as a director
3. To re-elect P. Lang Lowrey, III as a director
4. To re-elect Michael B. Gifford as a director
5. To re-appoint Ernst & Young, LLP as the auditors and authorise the Board of Directors, or a duly appointed committee thereof, to fix their remuneration
6. To authorise the Board of Directors to allot equity securities
7. To empower the Board of Directors to allot equity securities, subject to certain limitations, without providing certain pre-emptive rights
8. To authorise the Board of Directors to allot equity securities relating to our convertible participating shares
9. To empower the Board of Directors to allot equity securities, subject to certain limitations, without providing certain pre-emptive rights relating to our convertible participating shares
10. To approve the directors’ remuneration report for the year ended 31st March, 2004

Dated: 2004

Signed:

Notes:

1.	To be effective this form must be deposited at the Company’s registered office, 107 Hammersmith Road, London W14 0QH not later than 2 p.m. London time on 3rd December, 2004, together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof or a copy certified in accordance with the Powers of Attorney Act 1971.
2.	Where the member is a corporation, this form must be executed under seal or by an officer or attorney duly authorised by the corporation.
3.	In the case of joint holders, any of them can sign and submit a proxy form but where more than one joint holder does so, the form submitted by the senior will be accepted to the exclusion of the others, seniority being determined for these purposes by the order in which the names stand on the Register in respect of each share.
4.	A member may appoint one or more proxy(ies) of his own choice in which case the words “the Chairman of the Annual General Meeting/or” should be deleted, and the name(s) of the person(s) appointed as proxy(ies) should be inserted in the space provided. A proxy need not be a member of Danka.
5.	Deposit of an instrument of proxy does not preclude a member from attending and voting in person at the meeting or any adjournment thereof.

DANKA BUSINESS SYSTEMS PLC

Instructions to THE BANK OF NEW YORK, as Depositary

(Must be received by 5:00 P.M. Eastern Time on November 30, 2004)

The undersigned Owner of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the Deposited Securities represented by such Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on October 1, 2004 at the Annual General Meeting of Danka Business Systems PLC to be held in London, England, on December 7, 2004 in respect of the resolutions specified in the Notice of the Annual General Meeting.

NOTE:

Instructions as to voting on the specified resolutions should be indicated by an “X” in the appropriate box. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions. If the Depositary does not receive instructions from the Owner of American Depositary Receipts, the Depositary shall give discretionary proxy for the shares evidenced by such Receipt to a person designated by the Issuer.

DANKA BUSINESS SYSTEMS PLC

P.O. BOX 11484

NEW YORK, N.Y. 10203-0484

(Continued and to be dated and signed on the reverse side.)

[Reverse]

Resolutions	For	Against
1. To re-elect Todd L. Mavis as a director
2. To re-elect Erik Vonk as a director
3. To re-elect P. Lang Lowrey, III as a director
4. To re-elect Michael B. Gifford as a director
5. To re-appoint Ernst & Young, LLP as the auditors and authorize the Board of Directors, or a duly appointed committee thereof, to fix their remuneration
6. To authorize the Board of Directors to allot equity securities
7. To empower the Board of Directors to allot equity securities, subject to certain limitations, without providing certain pre-emptive rights
8. To authorize the Board of Directors to allot equity securities relating to our convertible participating shares
9. To empower the Board of Directors to allot equity securities, subject to certain limitations, without providing certain pre-emptive rights relating to our convertible participating shares
10. To approve the directors’ remuneration report for the year ended 31st March, 2004

Mark box at right if an address change or comment has been noted ☐ on the reverse side of this card.

The Voting Instructions must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instructions must be executed by a duly authorized Officer or Attorney. In the case of joint holders, the signature of any one will suffice.

Dated , 2004

Signature
Votes MUST be indicated (x) in black or blue ink.

Please mark, sign, date and return the voting instruction card promptly using the enclosed envelope.